UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Bancorp, Inc.
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The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2018

To the Stockholders of THE BANCORP, INC.:

Notice is hereby given that the 2018 annual meeting (the "Meeting") of stockholders of THE BANCORP, INC., a Delaware corporation (the "Company"), will be held at 409 Silverside Road Suite 105, Wilmington, Delaware 19809 on Wednesday, May 16, 2018 at 1:00 P.M., Delaware time, for the following purposes:

1.	To elect the eleven directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders.
2.	To approve, in an advisory (non-binding) vote, the Company's compensation program for its named executive officers.
3.	To approve The Bancorp, Inc. 2018 Equity Incentive Plan.
4.	To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018.
5.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on March 20, 2018 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of the Company at 409 Silverside Road Suite 105, Wilmington, Delaware 19809.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors Paul Frenkiel Secretary

Wilmington, Delaware
April 6, 2018

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on May 16, 2018:

The proxy statement and the Company's Annual Report for the year ended December 31, 2017 are available at ttp://www.snl.com/IRW/CustomPage/4054569/Index?KeyGenPage=203269

TABLE OF CONTENTS

GENERAL	1

PROPOSAL 1. ELECTION OF DIRECTORS	4

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE	9

NON-DIRECTOR EXECUTIVE OFFICERS	11

CORPORATE GOVERNANCE	13

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	16

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	17

PROPOSAL 3. APPROVAL OF THE BANCORP, INC. 2018 EQUITY INCENTIVE PLAN	18

COMPENSATION DISCUSSION AND ANALYSIS	25

COMPENSATION COMMITTEE REPORT	33

EXECUTIVE AND DIRECTOR COMPENSATION	34

AUDIT COMMITTEE REPORT	39

PROPOSAL 4. APPROVAL OF ACCOUNTANTS	40

OTHER MATTERS	41

STOCKHOLDER PROPOSALS AND NOMINATIONS	41

STOCKHOLDER OUTREACH	41

APPENDIX A - 2018 EQUITY INCENTIVE PLAN	A-1

The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The 2018 annual meeting (the "Meeting") of stockholders of The Bancorp, Inc. (the "Company") will be held on Wednesday, May 16, 2018 at 1:00 P.M., at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 20, 2018 will be entitled to notice of and to vote at such Meeting.

This statement is furnished in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of the Company's common stock, par value $1.00 per share (the "Common Shares"), to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy will be sent on or about April 6, 2018 to stockholders of record as of March 20, 2018.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company at its Wilmington address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

The cost of soliciting proxies will be borne by the Company.  Directors, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone, but will not be specifically compensated for soliciting such proxies. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Annual Report and Report on Form 10-K

The Company's Annual Report to Stockholders, including the financial statements and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2017, is being sent to stockholders of record as of March 20, 2018.   Stockholders of record as of March 20, 2018, and beneficial owners of the Company's Common Shares on that date, may obtain from the Company, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC"), by a request therefor in writing. Any such request from a beneficial owner of the Company's Common Shares must set forth a good faith representation that, as of the record date for this solicitation, March 20, 2018, the person making the request was the beneficial owner of the Company's Common Shares. Such written requests should be directed to The Bancorp, Inc., Attention: Paul Frenkiel, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.

Stockholders Sharing an Address

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from the Company at The Bancorp, Inc., Attention: Andres Viroslav, 409 Silverside Road, Wilmington, Delaware 19809, telephone number (215) 861-7990. The Company will promptly deliver a copy of the requested materials.

Similarly, a stockholder sharing an address with another stockholder who has received multiple copies of the Company's proxy materials may use the contact information above to request delivery of a single copy of these materials.

Voting at the Meeting

At the Meeting, only those holders of Common Shares at the close of business on March 20, 2018, the record date, will be entitled to vote. As of the record date, 56,207,088 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Stockholders do not have cumulative voting rights.

The presence at the Meeting in person or by proxy of holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting do not vote on all of the proposals.

A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted.  If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker "non-vote," those Common Shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted.  Brokers that are member firms of the New York Stock Exchange and who hold Common Shares in street name for customers only have discretion to vote those shares with respect to the approval of the selection of the auditor (Proposal 4 below), but do not have discretion to vote those shares with respect to the other proposals.  Should any matters not described above be properly presented at the Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

Proposal 1. The number of votes required in order to be elected as a director is dependent on whether an election is contested or uncontested. The Company's bylaws define an election as "contested" if the number of nominees exceeds the number of directors to be elected. As no Company stockholders have provided proper notice to the Company of an intention to nominate one or more candidates to compete with the Board of Directors nominees, the director election described in Proposal 1 below is an uncontested election. In order to be elected as a director in an uncontested election as described in Proposal 1 below, each director is elected by a majority of votes cast with respect to such director nominee at the Meeting. A "majority of votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Votes "cast" includes votes "for" and votes "against", but excludes abstentions with respect to a director's election or with respect to the election of directors in general. In the case of any contested election, the Company's bylaws provide that directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting is required to approve the compensation of the Company's named executive officers as described in Proposal 2 below. The vote is advisory, which is a mechanism that allows for stockholders of the Company to tell the Board of Directors how they feel about certain issues facing the Company, such as executive compensation. The results of an advisory vote are non-binding, which means that the Board of Directors is not required by law to take any specific action in response to the results of the vote. However, the Board of Directors strongly values feedback from the Company's stockholders and will take the results of an advisory vote into account when considering future actions.

Proposal 3. The affirmative vote of at least a majority of the votes cast at the Meeting is required to approve The Bancorp, Inc. 2018 Equity Incentive Plan.

Proposal 4. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting is required to approve the selection of Grant Thornton LLP, or Grant Thornton, as the Company's independent registered public accounting firm as described in our discussion of Proposal 4 below.

Proposal 5. For any other matter which may properly come before the Meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the directors;

•	the approval of the compensation for the named executive officers; and

•	the approval of the selection of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors and Nominees

The Bylaws of the Company provide that the number of directors shall be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at eleven. All directors are elected for a term of one year or until their successors are elected and qualified. The Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated Daniel G. Cohen, Walter T. Beach, Michael J. Bradley, John C. Chrystal, Matthew Cohn, John M. Eggemeyer, Hersh Kozlov, Damian M. Kozlowski, William H. Lamb, James J. McEntee III and Mei-Mei Tuan, for election at the Meeting for a term to expire at the annual meeting to be held in 2019 or until their successors are elected or appointed.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current directors. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Directors may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election. Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the directors, nominees and executive officers of the Company.

Following are summaries of the background, business experience and principal occupations of the nominees and current directors.

Daniel G. Cohen, age 48, currently serves as the Chairman of The Bancorp, Inc. (NASDAQ: TBBK) and the head of its executive committee. He has held both positions since 1999.  In addition, he was also named Chairman of the Board of Directors of The Bancorp's wholly owned subsidiary, The Bancorp Bank, effective January 1, 2015. In addition, Mr. Cohen's responsibilities include the management of The Bancorp Inc's Commercial Real Estate CMBS (Commercial Mortgage Backed Securities) group. Mr. Cohen had served as the Chief Executive Officer of The Bancorp from its creation in 1999 through 2001. Mr. Cohen is the founder of Cohen and Company, Inc. (NYSE: COHN), a financial services company since 2013, and where he currently serves as the Vice Chairman and the Head of Europe, for which he had served as Chairman, and Chief Executive Officer since 1999.  Mr. Cohen served since September 2013 as President and Chief Executive Officer of all businesses of Institutional Financial Markets, Inc. (IFMI) arising out of or related to Europe.  He served as Chief Executive Officer and Chief Investment Officer of IFMI from December 2009 through September 2013.  Mr. Cohen was Chairman of Prince Ridge, LLC when it was consolidated with JVB Financial Group LLC into a single broker-dealer subsidiary of IFMI in October 2013.  Mr. Cohen served as a director of Star Asia, a joint venture investing in Asian commercial real estate, from February 2007 to February 2014.  Mr. Cohen is the CEO and a director of FinTech Acquisition Corp. II (NASDAQ: FNTE), a Special Purpose Acquisition Corporation (SPAC), and was previously a director of FinTech Acquisition Corp. (formerly NASDAQ: FNTC), a SPAC, from November 2013 until July 2016, FinTech I's President and Chief Executive Officer from August 2014 until July 2016, and FinTech I's Executive Vice President from July 2014 through August 2014.  FinTech I merged with CardConnect (formerly NASDAQ: CCN) in July of 2016. Mr. Cohen previously served as Chief Executive Officer of RAIT Financial Trust (NYSE: RAS), a real estate finance company focused on the commercial real estate industry, from December 2006 when it merged with Taberna Realty Finance Trust to February 2009, and served as a trustee from the date RAIT acquired Taberna in 2006 until his resignation from that position on February 26, 2010. Mr. Cohen was Chairman of the board of trustees of Taberna Realty Finance Trust from its inception in March 2005 until December 2006 and its Chief Executive Officer from March 2005 to December 2006. From 1998 to 2000, Mr. Cohen served as the Chief Operating Officer of Resource America Inc., a publicly traded asset management company with interests in energy, real estate and financial services. Mr. Cohen was a director of Jefferson Bank of Pennsylvania, a commercial bank acquired by Hudson United Bancorp in 1999. Mr. Cohen is a member of the Academy of the University of Pennsylvania, a member of the Visiting Committees for the Humanities of the University of Chicago, and a member of the board for the Paris Center of Columbia University. He is also a Trustee and the head of the Audit Committee of the American Academy in Rome, and a Trustee of the Arete Foundation.

Walter T. Beach, age 51, has been a director of The Bancorp, Inc. and the Bank since 1999. Mr. Beach has served as Managing Director of Beach Investment Counsel, Inc. since 1997. Previously, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm where he was, beginning in 1994, responsible for the firm's investment decisions for its principal equity product. Mr. Beach has served as an analyst at both Essex Financial Group and Industry Analysis Group, and since 2005 has served as a director of Resource Capital Corp., a real estate investment trust. Mr. Beach has also been a director of FinTech Acquisition Corp. since November 2014 and served as a director of Institutional Financial Markets, Inc. from December 2009 to September 2013.

Michael J. Bradley, age 73, has been a director of The Bancorp, Inc. and the Bank since 2005. From 1998 to 2014, Mr. Bradley was a co-owner and Managing Director of BF Healthcare, Inc., a supplier of physician services to hospitals and assisted living facilities. Mr. Bradley has served on the Board of Directors of Resource America, Inc., a specialized asset management company, since 2005, and SourceCorp, a provider of business outsourcing solutions, since 1996. Mr. Bradley has also served on the Managing Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners L.P., an oil and gas pipeline company, since 2004. Previously, Mr. Bradley served as Chairman of First Executive Bank, and as Vice Chairman of First Republic Bank. Mr. Bradley is a certified public accountant.

John C. Chrystal, age 60, served as Interim Chief Executive Officer of The Bancorp, Inc., and President of the Bank from January 2016 to June 2016; he has served as a Director of The Bancorp and the Bank since 2013.  Mr. Chrystal's service as Interim Chief Executive Officer did not disqualify his qualification as an independent Director.  In April 2017, the Board of Directors named Mr. Chrystal Vice Chairman, which is strictly a Board of Director position and therefore does not impact independence.  Mr. Chrystal has served as an independent director of MoneyLion, Inc., (a privately held financial wellness and consumer lending platform) since January 2017, an independent director of Regatta Loan Management LLC (a privately held, SEC-registered Investment Adviser) since 2015, and an independent director of the Trust for Advised Portfolios (a mutual fund series trust focused on multiple asset classes) since 2010.  Mr. Chrystal was an independent director of Morgan Stanley Derivative Products, Inc. (an entity providing credit enhancement for select derivative transactions) from 2010-2017. Mr. Chrystal was an independent director of Javelin Mortgage Investments, Inc. (a mortgage real estate investment trust) from 2012 through its sale in 2016. From 2009 to 2012, Mr. Chrystal was a Managing Member of Bent Gate Advisors, LLC (a firm providing strategic advice to financial institutions); from 2005 through 2008 was the Chief Risk Officer of DiMaio Ahmad Capital (an investment management firm focused on corporate credit markets) and from 1993 to 2005 was a Managing Director with multiple Credit Suisse entities, with oversight of asset management and financial product functions.

Matthew Cohn, age 48, has been a director of The Bancorp, Inc. and the Bank since 1999. Mr. Cohn founded and serves as Vice Chairman of The ASI Show, a leading producer of trade shows throughout the country and the recipient of prestigious awards, including the INC 500 Award twice. In addition, since 1992, Mr. Cohn has been the Chairman of ASI Computer Systems, and the Vice Chairman of the Advertising Specialty Institute, a multi-year winner of the "Best Place to Work" award. Mr. Cohn has served on the international boards of YPO (the Young Presidents' Organization). Mr. Cohn was the Chief Executive Officer of the Medical Data Institute as well as a past board member of The Society of Independent Show Organizers and Changing Attitudes, Decisions and Environments for Kids (CADEKids).  Mr. Cohn is currently an International Chancellor for JDRF (Juvenile Diabetes Research Foundation), and serves on the International Talent and Compensation Committee of the Board.  Mr. Cohn is now also the President of the Board of the Eastern Pennsylvania Chapter of JDRF.

John M. Eggemeyer, age 71, has been a Director of The Bancorp and the Bank since August 2016. Mr. Eggemeyer has been an investor, executive and financial advisor in the field of commercial banking for over 30 years. Mr. Eggemeyer is co‑founder and chief executive of Castle Creek Capital LLC, a private equity firm founded in 1990 that specializes in the financial services industry. Mr. Eggemeyer is also a director of Guaranty Bancorp, a position he has held since 2004, and he was Chief Executive Officer of Guaranty Bancorp from 2004 to 2006 and Chairman of the Board of Guaranty Bancorp from 2004 to 2010. Since December 2016, Mr. Eggemeyer has been a director of The Bancorp, Inc. He also has served as Chairman of PacWest Bancorp and its predecessors since February of 1995.  Mr. Eggemeyer was a director of Heritage Commerce Corp. from August 2010 to December 2016, he served as Chairman and Chief Executive Officer of White River Capital, Inc., a consumer finance company and its wholly owned subsidiary, Union Acceptance Company LLC, and as a director of TCF Financial Corporation and American Financial Realty Trust.  In addition, Mr. Eggemeyer currently serves as a trustee of Northwestern University, where he serves on the Investment and Finance Committees.

Hersh Kozlov, age 70, has been a director of The Bancorp, Inc. and the Bank since 2014. He has been a partner at Duane Morris LLP (An international law firm) since 2009. Previously, he was a partner at Wolf, Block, Schorr and Solis-Cohen LLP (a law firm) from 2001 to 2009. Mr. Kozlov served as a member of the board of directors of Resource America, Inc. and was previously a member of the board of directors of JeffBanks, Inc., TRM Corporation, Hudson United Bank, US Healthcare Life Insurance Company, and Princeton Insurance Company. Mr. Kozlov has also served as counsel to the board of directors of US Healthcare, Inc. and was appointed by the President of the United States to be a member of the Advisory Committee for Trade Policy & Negotiations, serving in that role from 2002 to 2004.

Damian M. Kozlowski, age 52, serves as Chief Executive Officer of The Bancorp, Inc., President of the Bank, and a Director of the company and the Bank. Mr. Kozlowski joined The Bancorp on June 1, 2016, after having served, since 2010, as Chief Executive Officer, President, and Director of Modern Bank, N.A. From 2008-2009, Mr. Kozlowski served as Chief Executive Officer of Alpha Capital Financing Group, Inc., a private equity firm he founded. From 2000 through 2006, Mr. Kozlowski served in executive capacities with Citigroup Private Bank; as the CEO of its Global Private Bank (2005-2006); President of its US Private Bank (2002-2005); Chief Operating Officer and Chief Financial Officer (2001-2002); and Global Head of Business Development and Strategy (2000-2001). Previously, from 1998-1999, he was a Managing Director of Bank of America Securities, an investment bank.

William H. Lamb, age 77, has been a director of The Bancorp, Inc. and the Bank since 2004. Mr. Lamb currently serves as Chairman of Lamb McErlane PC and directs the firm's Post-Trial and Appellate Advocacy Group. From January 2003 through January 2004, Mr. Lamb served as a Justice of the Pennsylvania Supreme Court and is the only former Pennsylvania Supreme Court Justice currently in practice. Mr. Lamb has been recognized as a Top 100 Pennsylvania Super Lawyer for appellate law and as a Pennsylvania Super Lawyer since 2005. Mr. Lamb previously served as director and corporate secretary of JeffBanks, Inc. and Jefferson Bank until their acquisition by Hudson United Bank in 1999. Since 2004, Mr. Lamb has been appointed to the President's Advisory Committee on the Arts, the Commonwealth of Pennsylvania's Court of Judicial Discipline, and the Pennsylvania Elections Reform Task Force. Mr. Lamb also served as President Judge of the Court of Judicial Discipline and on the Chester County Boy Scout Council.

James J. McEntee III, age 60, has been a director of both The Bancorp, Inc. and the Bank since 2000.  Mr. McEntee has been the President and Chief Financial Officer of FinTech Acquisition Corp. II since August, 2016.  Beginning in August 2014, Mr. McEntee was the Chief Operating Officer and Chief Financial Officer of FinTech Acquisition Corp., until it merged with CardConnect Corp. in July of 2016.  Since December 2015, Mr. McEntee has served as director of Cohen & Company.  Mr. McEntee was the Chief Executive Officer of Alesco Financial, Inc. from its incorporation in 2006 until its merger with Cohen & Company in December 2009, and held a variety of other positions with Cohen & Company and its affiliates through October 2013.  Since October 2014, Mr. McEntee has served as a director of T-Rex Group, Inc., a private company specializing in renewable energy financial analytics and software.  From 1990 through 1999, Mr. McEntee was a stockholder at Lamb McErlane PC, and from 2000 until 2004, was of counsel to Lamb McErlane.  Mr. McEntee was previously a principal in Harron Capital, L.P., and a media communications venture capital fund, and a director of Pegasus Communications Corporation, a publicly held provider of communications and other services.

Mei-Mei Tuan, age 51 has been a director of both The Bancorp, Inc. and its U.S. subsidiary since 2013. Ms. Tuan is the co-founder and managing partner of Notch Partners LLC, a firm providing leadership capital and managed-led buyout strategies exclusively for institutional leveraged buyout funds. As an investment banker with Goldman Sachs, BankAmerica and BankAustria, Ms. Tuan led domestic and international transactions in project finance, mergers and acquisitions, real estate, syndications and sale leasebacks. Ms. Tuan's operating experience includes serving as Chief Financial Officer and Chief Operating Officer at the Sierra Foundation, from 1996 through 1997, and the San Francisco Food Bank, from 1997 through 1998. Ms. Tuan is an active board member of the Clara Maass Medical Center Foundation, The Harvard Business School Asian-American Alumnae Association and Montclair Kimberley Academy.  In the recent past, she has served on the Boards of Friends, of Thirteen (WNET), the Museum of Chinese in America in New York City (Co-Chair), the Wellesley College Alumnae Association, the New Jersey Women's Forum, the Mid-Manhattan Performing Arts Foundation and the New Jersey Network (NJN).  Ms. Tuan is a member of the Committee of 100, an organization that addresses issues concerning Sino-U.S. relations.

The Board of Directors has not adopted specific minimum qualifications for service on the board, but rather seeks a mixture of skills that are relevant to the Company's business as a bank holding company and the business of its subsidiary bank.  The following presents a brief summary of the attributes of each director that led to the conclusion that he or she should serve as such:

Mr. Cohen has served as a director of, and in other significant management capacities, with a number of financial companies.   In addition to experience in commercial real estate, he has considerable experience in securities, investment management and capital markets.

Mr. Beach has extensive experience in investment management, corporate finance and capital markets.  He is deemed an audit committee financial expert which, among other factors, reflects the quantitative and analytical skills developed in his experience as a director of research for an investment management firm.

Mr. Bradley has served as chairman and in other significant capacities for financial institutions and served as Chief Executive Officer of several University hospitals, including Columbia Presbyterian Medical Center and Thomas Jefferson University Hospital. Within these capacities, he was involved in significant management functions with respect to business and financial matters.

Mr. Chrystal has extensive financial, investment and financial risk management experience, enabling him to provide the Company with advice and oversight regarding financial markets, risk management and investments. With his additional quantitative and analytical skills, Mr. Chrystal is deemed to be an audit committee financial expert.

Mr. Cohn has significant experience in founding, leading and having senior roles in a variety of companies, including mid-size businesses of the type that are the Bank's primary clients.  In addition, he has considerable experience with electronic distribution and technology based companies.

Mr. Eggemeyer has served as chairman and in other significant management capacities with a number of financial companies. He is experienced in evaluating financial performance of financial institutions.

Mr. Kozlov has extensive legal and business experience resulting from his partnerships at prominent law firms where he represented companies which included banks, insurance companies and other financial institutions. He has board of director's experience at multiple financial institutions. His experience in general business matters also reflect service as a Presidential Appointee to the Advisory Commission for Trade Policy and Negotiations of the United States.

Mr. Kozlowski has extensive experience in private equity, wealth management, and investment banking. Additionally, he is experienced in successfully increasing profitability, reducing expenses and meeting regulatory expectations and requirements.

Mr. Lamb has extensive experience as a director of public bank holding companies, beginning in 1974.  Additionally, he has significant legal experience with respect to business and financial matters and has particular knowledge of the southeastern region of Pennsylvania, which is one of the primary markets served by the Company.

Mr. McEntee has extensive experience in corporate law and financial institution management, as well as significant managerial experience in real estate, investments and capital markets operations.

Ms. Tuan has significant experience in financing real estate projects and a variety of other investment banking experience. She has served as a Chief Financial Officer and Chief Operating Officer and holds an M.B.A. from Harvard Business School.

Standard for Election of Directors

The number of votes required in order to be elected as a director depends on whether an election is contested or uncontested. An election is uncontested if no stockholder provides proper notice of an intention to nominate one or more candidates to compete with the Board of Directors' nominees in a director election, or if any such stockholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to stockholders. As no such notice has been provided, the director election described in this Proposal 1 is an uncontested election. In order to be elected as a director in an uncontested election, each director is elected by a majority of votes cast with respect to such director nominee. A "majority of votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Votes "cast" include votes "for" and votes "against," but excludes abstentions with respect to a director's election or with respect to the election of directors in general.

If an incumbent director nominated for election as a director receives a greater number of "against" votes for his or her election than votes "for" such election, then that director, as a holdover director, must tender an offer of his or her resignation to the Board of Directors for consideration promptly following the certification of the vote. The Nominating and Governance Committee must promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board of Directors as to the response to the resignation offer. If each member of the Nominating and Governance Committee received a majority against vote at the same election, then the independent directors who did not receive a majority against vote must appoint a committee among themselves to consider the resignation offers and to recommend to the Board of Directors a response to the resignation offers. The Board of Directors must take action on the Nominating and Governance Committee's recommendation (or committee of independent directors' recommendation) within 90 days following certification of the stockholder vote. Any director whose resignation is under consideration must abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other director tendered because that director received a majority against vote.

If an incumbent director's offer of resignation is accepted by the Board of Directors, then such director will cease to be a member of the Board of Directors upon the effective date of acceptance by the Board of Directors of the offer of resignation. If an incumbent director's offer of resignation is not accepted by the Board of Directors, then such director will continue to serve until the earlier of the next annual meeting and until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for director who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of stockholders duly called and at which a quorum is present, such nominee will not be elected and will not take office. All of the Board of Directors' nominees for election as a director at the Meeting are incumbents. If an incumbent director's offer of resignation is accepted by the Board of Directors, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Company's bylaws.

The Board of Directors unanimously recommends a vote "FOR" the election of each nominee.

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE

The following table sets forth the number and percentage of the Company's Common Shares owned as of March 20, 2018, by each of the Company's directors and executive officers, all of the directors and executive officers as a group and other persons who beneficially own more than 5% of the Company's outstanding voting securities. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security, if that person has or shares voting power or investment power with respect to such security, or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed to be outstanding for purposes of computing the percentage of any other person.

	Common		Percent
Directors (2)	Shares(1)		of Class
Cohen, Daniel	1,137,331	(3)	2.0%
Beach, Walter	47,000	(4)	*
Bradley, Michael	92,000	(5)	*
Chrystal, John	316,215	(6)	*
Cohn, Matthew	88,063	(7)	*
Eggemeyer, John	3,041,498	(8)	5.3%
Kozlov, Hersh	70,000	(9)	*
Kozlowski, Damian	250,602	(10)	*
Lamb, William	201,750	(11)	*
McEntee, James	155,150	(12)	*
Tuan, Mei-Mei	23,000	(13)	*

Executive Officers (2)
Connolly, Mark	48,612	(14)	*
Frenkiel, Paul	208,519	(15)	*
Kuiper, Jeremy	335,444	(16)	*
Leto, John	86,558	(17)	*
McFadden, Hugh	11,069	(18)	*
McGraw, Donald	190,757	(19)	*
Pareigat, Thomas	46,634	(20)	*

All executive officers and directors (18 persons)	6,350,202		11.1%

Other owners of 5% or more outstanding shares

Wellington Management Company, LLP	3,555,836	(21)	6.2%
BlackRock, Inc.	3,249,097	(22)	5.7%
Second Curve Capital LLC	3,103,870	(23)	5.4%
Frontier Capital	2,818,097	(24)	4.9%

*Less than 1%

(1)
Includes: (a) Common Shares and (b) Common Shares receivable upon vesting of restricted stock within 60 days of March 20, 2018 and (c) Common Shares receivable upon exercise of options held by such person which are vested or will vest within 60 days of March 20, 2018.

(2)	The address of all of the Company's directors and executive officers is c/o The Bancorp, Inc., 409 Silverside Road Suite 105, Wilmington, Delaware 19809.

(3)
Consists of: (a) 502,096 Common Shares owned directly, (b) 200,000 Common Shares issuable upon exercise of options, (c) 235 Common Shares held in a 401(k) plan account for the benefit of Mr. Cohen, (d) 315,000 Common Shares owned by a charitable trust of which Mr. Cohen is a co-trustee and (e) 120,000 Common Shares owned by a family trust of which Mr. Cohen is a co-trustee.

(4)	Consists of: (a) 22,000 Common Shares owned directly and (b) options to purchase 25,000 Common Shares.

(5)	Consists of: (a) 67,000 Common Shares owned directly and (b) 25,000 Common Shares issuable upon exercise of options.

(6)	Consists of: (a) 311,215 Common Shares owned directly and (b) 5,000 Common Shares issuable upon exercise of options.

(7)	Consists of: (a) 63,063 Common Shares owned directly and (b) 25,000 Common Shares issuable upon exercise of options.

(8)
Consists of: 3,041,498 Common Shares held by Castle Creek Capital Partners VI, L.P. ("CC Fund VI").    Mr. Eggemeyer is a managing principal of CC Fund VI which is the sole general partner of CC Fund VI and may be deemed to have voting and/or investment control of the securities held by CC Fund VI. Mr. Eggemeyer disclaims beneficial ownership of the securities held by CC Fund VI, except to the extent of his pecuniary interest therein.

(9)	Consists of 70,000 Common Shares owned directly.

(10)
Consists of: (a) 163,570 Common Shares owned directly, (b) 75,000 Common Shares issuable upon exercise of options and (c) 12,032 Common Shares held in a 401(k) plan account for the benefit of Mr. Kozlowski.

(11)
Consists of: (a) 146,463 Common Shares owned directly, (b) 30,287 Common Shares held in trusts for the benefit of members of Mr. Lamb's immediate family and (c) 25,000 Common Shares issuable upon exercise of options.

(12)	Consists of: (a) 130,150 Common Shares owned directly and (b) 25,000 Common Shares issuable upon exercise of options.

(13)	Consists of 23,000 Common Shares owned directly.

(14)	Consists of 46,587 Common Shares owned directly and (b) 2,025 Common Shares held in a 401(k) plan account for the benefit of Mr. Connolly.

(15)
Consists of: (a) 42,298 Common Shares owned directly, (b) 161,000 Common Shares issuable upon exercise of options and (c) 5,221 Common Shares held in a 401(k) plan account for the benefit of Mr. Frenkiel.

(16)
Consists of: (a) 180,803 Common Shares owned directly, (b) 153,000 Common Shares issuable upon exercise of options and (c) 1,641 Common Shares held in a 401(k) plan account for the benefit of Mr. Kuiper.

(17)	Consists of (a) 85,757 Common Shares owned directly and (b) 801 Common Shares held in a 401(k) plan account for the benefit of Dr. Leto.

(18)	Consists of 11,069 Common Shares owned directly.

(19)
Consists of: (a) 40,515 Common Shares owned directly, (b) 143,000 Common Shares issuable upon exercise of options and (c) 7,242 Common Shares held in a 401 (k) plan account for the benefit of Mr. McGraw.

(20)
Consists of: (a) 7,315 Common Shares owned directly, (b) 35,000 Common Shares issuable upon exercise of options and (c) 4,319 Common shares held in a 401 (k) plan account for the benefit of Mr. Pareigat.

(21)	Based solely on Form 13G filed by Wellington Management Company LLP on February 8, 2018. The address of Wellington Management Company LLP is 280 Congress Street, Boston, MA 02210.

(22)	Based solely on Form 13G/A filed by BlackRock, Inc. on January 29, 2018. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(23)	Based solely on Form 13G/A filed by Second Curve Capital, LLC on February 5, 2018. The address of Second Curve Capital, LLC is 305 5th Avenue, Suite 4730 New York, New York 10118.

(24)	Based solely on Form 13G/A filed by Frontier Capital Management Co., LLC on February 7, 2018. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.

Based solely on its review of the reports received by it, the Company believes that, during fiscal 2017, one Form 4 for a purchase of Common Shares by John Chrystal was filed late, and one Form 3 required to be filed by a newly appointed director was filed late.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of the Company's executive officers who is not also a director. For the Company's officer who is a director nominee, Damian Kozlowski, this information can be found above under "Proposal 1. Election of Directors—Directors and Nominees."

Mark L. Connolly, age 50, joined The Bancorp in July 2016 and has served as Executive Vice President and Head of Credit Markets since February 2017. From 2013 to 2015, Mr. Connolly held a variety of senior management roles including Chief Financial Officer, Head of Operations and Head of Financial Services of Tresata, Inc., a data analytics software company. Previously, from 2010 to 2012, Mr. Connolly served as Managing Director – Private Bank Head of Products (US Lending, Mortgages, Banking and Trust Services) at Morgan Stanley Smith Barney. Mr. Connolly served as the Co-Chief Executive Officer/Chief Operating Officer U.S. Private Bank at Citi Global Wealth Management from 2009 to 2010 and served as the Head of U.S. Lending, Mortgages, Banking, Trust Services and Custody at Citi Global Wealth Management from 2005 to 2010. Mr. Connolly also held a senior management position at Bank of America from 1998 to 2005.

Paul Frenkiel, age 65, has served as Chief Financial Officer and Executive Vice President of Strategy at The Bancorp since joining the organization in September 2009; he also serves as the organization's Principal Accounting Officer. From November 2000 through October 2008 he was Chief Financial Officer and Executive Vice President of Republic First Bancorp Inc. From January 2005 through September 2009, Mr. Frenkiel also served as Chief Financial Officer and in other capacities for First Bank of Delaware, which was spun off from Republic First Bancorp Inc. Additionally, he served as Chief Financial Officer of JeffBanks, Inc., from 1987 through its acquisition by Hudson United Bancorp in 2000, and also served as Chief Financial Officer at Dominion Bank. A chartered bank auditor and certified public accountant, Mr. Frenkiel is a member of the American Institute of Certified Public Accountants.

Jeremy Kuiper, age 55, has served as Executive Vice President and Managing Director of the Payment Solutions division of The Bancorp since 2007. Previously, he served as Director of Financial Management, Operations and Credit Risk Management at BankFirst, which included leading its prepaid division beginning in 2004 and served in other positions at that company between 2000 and 2004. From 1997 through 2000, he served as Senior Vice President of United Credit National Bank where he oversaw card products. From 1994 through 2007, he served as Senior Vice President of Specialized Card Services, where he was responsible for all information services, customer service and other aspects of card management. Mr. Kuiper is an in-demand industry panelist/speaker and participates on many boards, including the Network Branded Prepaid Card Association, of which he is a former Chairman.

John Leto, age 54, joined the company in 2016 and serves as Executive Vice President and Chief Administrative Officer overseeing, Marketing, Public Relations and Investor Relations, as well as Human Resources, Organization Development, and all Sales Effectiveness and Practice Management programs. From 2012 to 2016, Dr. Leto served as Senior Vice President and Head of National Sales of Wealth Management at TD Bank, where he managed the sales expansion strategy throughout the U.S. footprint. Previously, from 2009 to 2012, Dr. Leto was President and Chief Executive Officer of Standard Chartered Americas Private Bank and Chairman, President, and Chief Executive Officer of StanChart Securities International. As part of Standard Chartered's U.S. Executive Committee, he was responsible for all Wealth Management businesses within the U.S. and Latin America. Dr. Leto has also held senior management positions at Citigroup from 1995 to 2007, where he served as The Citigroup Private Bank's Chief Administrative Officer, with responsibility for the U.S., Latin America, Asia, Europe, and the Middle East.

Hugh McFadden, age 77, joined The Bancorp in June 2016 as Executive Vice President and oversees Loan Operations, Retail Operations, Information Technology, and all Compliance and Risk Management functions. Mr. McFadden previously served as a Consultant for Promontory Financial Group ("PFG") since February 2014, and previously worked in this capacity from September 2007 to March 2011. From April 2011 to October 2013, he was Chief Operating Officer and Chief Risk Officer of Modern Bank, N.A., where he played a leading role in regulatory remediation efforts, the development of a compliance risk management program, and the introduction of an enterprise risk management system. From January 2001 to July 2007, Mr. McFadden served in various capacities within Citigroup Private Bank, including as a Senior Consultant from September 2006 to April 2007, where he was a project leader for client on-boarding for account opening, suitability, and anti-money laundering-related controls. He was Chief Operating Officer (Europe) from September 2004 to September 2006, where he provided oversight to operations, technology, client services, business risk, legal and compliance. From September 2001 to August 2004, he served as Chief Operating Officer for the Americas, where he had overall responsibility for infrastructure activities in the U.S. and Latin American regions, after previously serving as the Chief Operating Officer of the U.S. Private Bank from January 2000 to September 2001. Prior to his work at Citigroup Private Bank, Mr. McFadden spent 23 years at Bankers Trust Company, where he had roles as a Vice President, Senior Vice President, and Managing Director. He served as Division Head and Business Planning Head for the Mid-East and Africa Group (November 1976 to March 1986), General Manager of the Paris Operation (April 1986 to October 1987), Chief of Staff of Global Corporate Finance (November 1987 to February 1993), Head of the Global Management Information Group (February 1993 to June 1995), and Chief of Staff, Global Finance Group (June 1995 to March 1998), where he was responsible for budgeting and planning, organization strategy and design, systems implementation, and staffing. From April 1998 to his departure from Bankers Trust Company in June of 1999, Mr. McFadden served as Corporate Compliance Head and Legal/Compliance Department Business Manager, where he was responsible for administration, technology, budgeting, and training for the firm's global Legal and Compliance Groups. He also served as Chairman of the Board of Bankers Trust's Delaware bank.

Donald F. McGraw, age 60, has served as the Chief Credit Officer of The Bancorp since 1999. Mr. McGraw is in charge of the Company's Credit Administration Department, Loan Review Department, Loan Documentation Department, and Appraisal Department; he is also responsible for implementing credit policy and serves as a senior member of the Company's seven Credit Committees. From 1986 through 1998, he served as Senior Vice President, Credit Administration, for Jefferson Bank, joining the company after a career as a bank examiner for the FDIC from 1977 to 1986.

Thomas G. Pareigat, age 58, has served as General Counsel since February 2011. From 2003 to 2005 and from 2007 to 2011 he was a partner in the Minneapolis, Minnesota law firm of Lindquist & Vennum LLP, where he concentrated his practice on banking law and regulatory compliance matters as a member of the firm's Financial Institutions Practice Group.  Between 2005 and 2007 he served as Senior Vice President and Regulatory Counsel for Marshall BankFirst Corp. From 2001 to 2002, Mr. Pareigat was Vice President and Corporate Counsel for Marquette Bancshares, Inc. and its subsidiary banks until their acquisition by Wells Fargo. From 1989 to 2001 he served as Senior Attorney with Bankers Systems, Inc. (now Wolters Kluwer Financial Services). A frequent speaker on emerging risk issues within the financial services industry, Mr. Pareigat serves on the Editorial Board of the American Bankers Association's Bank Compliance magazine, and has served on the faculty of the ABA's National Compliance School and Graduate School for Compliance Risk Management.

CORPORATE GOVERNANCE

Director Independence

The Company's Common Shares are listed on the NASDAQ Global Select Market under the symbol "TBBK" and the Company is subject to the listing standards thereof. The Board of Directors has determined that Mr. Beach, Mr. Bradley, Mr. Cohn, Mr. Chrystal, Mr. Eggemeyer, Mr. Kozlov, Mr. Lamb, Mr. McEntee and Ms. Tuan, each meet the definition of an independent director set forth in the NASDAQ rules. In making these determinations, the Board of Directors reviewed information from each of these directors concerning all their respective relationships with the Company and its affiliates and analyzed the materiality of those relationships.

Board Leadership and Committee Structure and Role in Risk Oversight

Daniel G. Cohen serves as the Company's Chairman of the Board and Damian Kozlowski serves as its Chief Executive Officer and as a director. The Company believes that the most effective leadership structure at the present time is to have separate Chairman of the Board and Chief Executive Officer positions because this allows the board to benefit from having two strong voices bringing separate views and perspectives to meetings.

The Risk Committee meets at least quarterly, and is primarily responsible for overseeing the Company's risk management processes on behalf of the Board of Directors, although the Board of Directors and all of its committees are sensitive to risks relating to the Company and its operations. A subset of the Risk Committee also serves as the Consent Order Oversight Committee and meets at least quarterly to oversee the Bank's compliance with the requirements of consent orders with federal banking authorities and the Bank's consumer compliance, third-party risk management and compliance auditing functions.  The Complaint and Error Claim Committee meets monthly and focuses on the process for handling, monitoring and resolving all complaints and Regulation E error claims received directly by the Bank or through its third-party product contributors. The Bank Secrecy Act ("BSA") Committee meets monthly and oversees compliance with BSA regulations, compliance with the requirements of consent orders with federal banking authorities, and related BSA risks. The Audit Committee meets at least quarterly, and focuses on financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. These committees receive reports from management regularly regarding the Company's assessment of risks and the adequacy and effectiveness of internal control systems. Through their interaction with the Company's senior management, these committees oversee credit risk, market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). The Chief Risk Officer meets at least quarterly with the Risk Oversight Committee to discuss potential risk or control issues involving management. The aforementioned Board committees report regularly to the Board of Directors, which also considers the Company's entire risk profile, including additional strategic and reputational risks. While the Board of Directors oversees the Company's risk management, senior management at the Company and Bank are responsible for the day-to-day risk management processes. Senior management comprises the Bank's Enterprise Risk Management Committee which meets at least quarterly and addresses various risks, controls and related monitoring.  While the Board of Directors believes that this division of responsibility is the most effective approach for addressing the risks facing the Company, it will continue to re-examine this structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company

Board Meetings

The Board of Directors held a total of 12 meetings during fiscal 2017. During fiscal 2017 all directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which the director had been a director and (b) the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served. It is the policy of the Board of Directors that all directors attend the annual meeting of stockholders of the Company, if practicable. All directors attended the last annual meeting.

Communications with the Board

Stockholders, employees and others who wish to communicate with the Board of Directors may do so by sending their correspondence to The Bancorp, Inc., Attention: Paul Frenkiel, Secretary, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication." All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all or individual members of the Board. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate.

Corporate Governance Materials

The Company's Code of Ethics and Business Conduct (the "Code of Business Conduct"), Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are available on the Company's website: http://www.snl.com/irweblinkx/govdocs.aspx?iid=4054569.

Copies of these documents are available, free of charge, upon written request to: The Bancorp, Inc., Attention: Andres Viroslav, Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The Company will satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct by posting such information on the Company's website.

Board Committees

The Board of Directors currently has seven standing committees: the Audit Committee, the Compensation Committee, the Risk Committee, the Complaint and Error Claim Committee, the Bank Secrecy Act Committee, the Nominating and Governance Committee and the Executive Committee. The committees on which directors serve, the chairman of each committee, and the number of meetings held during 2017 are set forth below.

Board Member	Audit	Compensation	Risk	Bank Secrecy Act	Nominating and Governance	Executive	Complaint and Error Claim
Daniel G. Cohen						Chairman
Walter T. Beach	X	Chairman			X	X
Michael J. Bradley	Chairman	X	X
John Chrystal	X		X	Chairman		X	X
Matthew Cohn	X
William H. Lamb		X			Chairman	X
Hersh Kozlov			X				X
James McEntee			Chairman	X			Chairman
Mei-Mei Tuan			X	X			X
Meetings held in 2017	7	3	3	12	1	-	11

Audit Committee. The Audit Committee is appointed by the Board of Directors to assist the Board of Directors audit oversight of (a) the integrity of the Company's financial statements, (b) the Company's risk management processes (c) the Company's compliance with legal and regulatory requirements, (d) the independent auditor's qualifications and independence and (e) the performance of the Company's internal audit function and independent auditors. The Audit Committee also prepares the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

Each member of the Audit Committee meets the independence standards for audit committee members set forth in applicable NASDAQ rules, as well as those set forth in Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors has determined that Mr. Beach and Mr. Chrystal each qualify as an "audit committee financial expert" as that term is defined in applicable rules and regulations under the Exchange Act.

Compensation Committee. The Compensation Committee is appointed by the Board of Directors to have direct responsibility for approving the compensation of the Chief Executive Officer and certain other officers and the non-management directors of the Company as described in "Compensation Committee Report" and the related "Compensation Discussion and Analysis" below. At all times during 2017, the Compensation Committee had direct responsibility for (a) administering the Company's equity-based compensation plans and (b) reviewing any extraordinary bonus or other compensatory payments to any employee of the Company.  For officers and employees reporting to named executive officers, or NEOs, the Compensation Committee has delegated primary responsibility for recommending salary changes to the Chief Executive Officer and President.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of Messrs. Beach, Bradley and Lamb.  None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal 2017 or was formerly an officer or employee of the Company. During fiscal 2017, none of the Company's executive officers served as a director or on the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. During fiscal 2017, none of the Company's executive officers served on the compensation committee of another entity, any one of whose executive officers served on the Company's Board of Directors.

Risk Committee. The Risk Committee is appointed by the Board of Directors to assist in the oversight of risk management and risks inherent in the Company's activities. The committee oversees the activities of the Chief Risk Officer and meets with various members of management, as necessary or desirable, in its oversight of risk management. A subset of members of this committee serves as the Bank's Consent Order Oversight Committee for purposes of confirming compliance with the requirements of consent orders with federal banking authorities.

Complaint and Error Claim Committee. The Complaint and Error Claim Committee is appointed by the Board of Directors to assist in the oversight of customer complaint resolution including claims of possible errors related to electronic fund transfers or inquiries related to such transfers, and resolutions of related agreed upon improvements required by consent orders with federal banking authorities.

Bank Secrecy Act ("BSA") Committee. The BSA Committee is appointed by the Board of Directors to assist in the oversight of compliance with BSA/ Anti-Money Laundering requirements, including resolutions of agreed upon improvements required by the FDIC consent orders.

Nominating and Governance Committee. The Nominating and Governance Committee is appointed by the Board of Directors to (a) assist the Company and the Board of Directors in maintaining an effective and knowledgeable Board of Directors, including assisting the Board of Directors in identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for the next annual meeting of stockholders and the directors to be appointed to each committee, and (b) develop and recommend for the Board of Director's consideration governance guidelines for the Company. All of the members of this committee have been determined by the Board of Directors to be independent under applicable NASDAQ and Exchange Act rules.

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. The Company describes the procedures for nominations by stockholders in "Stockholder Proposals and Nominations." In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation.

The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to ensure that the membership of the Board of Directors and each committee of the Board of Directors satisfies all relevant NASDAQ rules and applicable laws and regulations and all requirements of the Company's governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills that are related to the Company's business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular director nominee depends on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board of Directors.

Executive Committee. The Executive Committee has the delegated authority to act in lieu of the Company's Board of Directors in between meetings of the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under the Code of Business Conduct, the Company has established a procedure regarding the review and approval of transactions that would be required to be reported under Item 404 of Regulation S-K. Under this procedure, the Audit Committee must approve any such transaction and find it to be on terms comparable to those available on an arms' length basis from an unaffiliated third party, or find that it otherwise does not create a conflict of interest. If the Audit Committee finds a conflict of interest to exist with respect to a particular transaction, that transaction is prohibited unless a waiver of the Code of Business Conduct is approved by the Audit Committee..

The Bank maintains deposits for various affiliated companies totaling approximately $4.7 million and $5.5 million as of December 31, 2017 and 2016, respectively.

The Bank has entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons.  All loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender.  At December 31, 2017, these loans were current as to principal and interest payments, and did not involve more than normal risk of collectability.  At December 31, 2017 and 2016, loans to these related parties amounted to $1.7 million and $649,000, respectively.

The Bank has periodically purchased securities under agreements to resell and engaged in other securities transactions through J.V.B. Financial Group, LLC (JVB), a broker dealer in which the Company's Chairman is Chairman and has a minority interest. The Company's Chairman also serves as the President of Cohen & Company Financial Limited (formerly Euro Dekania Management Ltd.), a wholly-owned subsidiary of Cohen & Company Inc. (formerly Institutional Financial Markets Inc.), the parent company of JVB.  In 2017, the Bank purchased $11.9 million of Government National Mortgage Association securities from JVB and $3.7 million of government guaranteed SBA loans for Community Reinvestment Act purposes.  The Company purchased securities under agreements to resell through JVB primarily consisting of Government National Mortgage Association certificates which are full faith and credit obligations of the United States government issued at competitive rates.  JVB was in full compliance with all of the terms of the repurchase agreements at December 31, 2017 and had complied with the terms for all prior repurchase agreements.  There were $64.3 million and $39.2 million of repurchase transactions outstanding at December 31, 2017 and 2016, respectively.

Mr. Hersh Kozlov, a director of the Company, is a partner at Duane Morris LLP, an international law firm.  The Company paid Duane Morris LLP $3.5 million in 2017, $4.0 million in 2016 and $338,000 in 2015 for legal services.

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which was signed into law by President Obama on July 21, 2010, requires public companies to provide their stockholders with a non-binding vote to approve executive compensation at least once every three years, or more frequently, as directed by stockholder vote. The Company is seeking this stockholder advisory vote on its executive compensation in accordance with Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a) and pursuant to the stockholder vote of the Company's 2011 annual meeting that required the advisory vote to be on an annual basis.

The Board of Directors Supports a Say-On-Pay Vote, and Will Consider the Results Carefully.

At its meeting held in 2017, 84% of the votes cast approved the 2016 executive compensation program. At its meeting held in 2016, 93% of the votes cast approved the 2015 executive compensation program.  The Compensation Committee and the Board of Directors believes the results of these say-on-pay votes reflect the Company's stockholders' affirmation of the executive compensation program. The Board of Directors values the Company's stockholders' opinions. As it does each year, the Board of Directors intends to evaluate the results of the advisory vote on compensation carefully when making future decisions regarding compensation of the named executive officers.

Compensation of Named Executive Officers

As described in the Compensation Discussion and Analysis ("CD&A") below, the Compensation Committee has developed an executive compensation program designed to align the long-term interests of the Company's named executive officers with the long-term interests of its stockholders. The disclosure in the CD&A and the disclosure included in the section entitled "Executive and Director Compensation" below have been provided in response to the requirements of SEC rules and explain the compensation policies under which the Company paid its named executive officers for 2017.

Advisory or Non-Binding Effect of Vote

Under the Dodd-Frank Act and the related SEC rules, your vote on this resolution is an advisory or "non-binding" vote. This means that the purpose of the vote is to provide stockholders with a method to give their opinion to the Board of Directors about certain issues, like executive compensation. The Board of Directors is not required by law to take any action in response to the stockholder vote. However, the Board of Directors values the Company's stockholders' opinions, and the Board of Directors intends to evaluate the results of the vote carefully when making future decisions regarding compensation of the named executive officers. The Company believes that providing its stockholders with an advisory vote on its executive compensation program will further enhance communication with stockholders, while also meeting the Company's obligations under the Dodd-Frank Act and the SEC's rules.

Resolution

The Board of Directors recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders approve the compensation program for named executive officers, as disclosed in the Company's proxy statement dated April 6, 2018.

The Board of Directors unanimously recommends a vote "FOR" approval of the compensation of executive officers as described in this proxy statement.

PROPOSAL 3- APPROVAL OF THE BANCORP, INC. 2018 EQUITY INCENTIVE PLAN

On December 20, 2017, the Board of Directors adopted the 2018 Equity Incentive Plan, subject to approval by the Company's stockholders. A copy of the full text of the 2018 Equity Incentive Plan is attached to this proxy statement as Appendix A.  The Board of Directors and Compensation Committee believe that the adoption of the 2018 Equity Incentive Plan is in the best interests of the Company and its stockholders as such plan will provide the Company with the ability to attract, retain and incentivize its employees, officers and directors to promote its growth, improve its performance and further align the interest of its employees and management with the interests of its stockholders.  The implementation of the 2018 Equity Incentive Plan will give the Company the flexibility to provide, and more heavily rely upon, equity-based compensation awards, and reduce its reliance on cash compensation, which will more directly tie the compensation of its management to the performance of its common stock.  The adoption of the plan will also allow the Company to better compete with its peers as most peer institutions provide equity-based compensation as part of their overall compensation plans and programs.

Why We Are Adopting the 2018 Equity Incentive Plan:

We Have Not Updated our Equity Compensation Plan Since 2013

The Company's current equity compensation plan was approved in 2013 (the "2013 Plan). The adoption of the 2018 Equity Incentive Plan will make additional shares available for grant. Additionally, provisions in the 2018 Equity Incentive Plan have been enhanced to more clearly reflect current practices.  For example, governance issues addressed in this summary and which appear in the 2018 Equity Incentive Plan include minimum vesting periods for awards, share counting, no single-trigger vesting upon a change in control and prohibitions against repricing.  Upon adoption of the 2018 Equity Incentive Plan, no new awards will be made under the 2013 Plan or prior plans. Stock options which have been granted, and which may be exercised in the future, and restricted stock units which have been granted but have not yet vested, are shown in the following table.

	Status of All Equity Plans at March 20, 2018

		Weighted Average	Weighted Average
	Number of Shares	Exercise Price ($)	Remaining Term (Years)
Currently available for future issuance*	732,232
Stock options outstanding	1,440,125	8.30	4.64

Restricted stock units not yet vested	966,109

* Upon adoption of the proposed 2018 Equity Incentive Plan, no further issuances from prior plans will be made.

Our Competitors Offer Equity-Based Compensation

The substantial majority of institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs.  Without the 2018 Equity Incentive Plan, we would be at a significant disadvantage.

How We Determined the Size and Terms of the 2018 Equity Incentive Plan

When determining the size and terms of the 2018 Equity Incentive Plan, the Board of Directors and Compensation Committee considered a number of factors, including: 1) the recommendations and analysis provided by an independent compensation consultant engaged by the Compensation Committee to assist it with the design of the plan, 2) industry practices related to the adoption of equity-incentive plans, 3) applicable regulations related to the adoption of equity-incentive plans, 4) guidance provided by proxy advisory firms regarding equity-based incentive plans, and 5) the size and terms of our 2013 Plan and awards made thereunder.

Highlights of the 2018 Equity Incentive Plan

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Minimum Vesting Periods for Awards.  Subject to limited exceptions, the 2018 Equity Incentive Plan requires a one-year minimum vesting period for all awards and the Company anticipates that awards to officers and employees will be subject to a minimum vesting period of two years and nine months.

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Limits on Grants to Directors and Employees.  The maximum number of shares of stock, in the aggregate, that may be subject to stock options or restricted stock awards granted to any one officer, employee or non-employee director during any calendar year is 500,000.

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Share Counting. The 2018 Equity Incentive Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant.

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No Single-Trigger Vesting Upon a Change in Control.  The 2018 Equity Incentive Plan does not provide for vesting of equity awards based solely on the occurrence of a change in control, without an accompanying job loss.

•	No Repricing. The 2018 Equity Incentive Plan prohibits repricing and exchange of underwater options for cash or shares without stockholder approval.

General

Subject to permitted adjustments for certain corporate transactions, the 2018 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 1,700,000 shares of The Bancorp, Inc. common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options, and non-qualified stock options (collectively, "Awards").  Awards may be granted in a combination of incentive and non-qualified stock options, restricted stock awards and restricted stock units.

The 2018 Equity Incentive Plan will be administered by the members of the Compensation Committee who are "Disinterested Board Members," as defined in the 2018 Equity Incentive Plan. The Compensation Committee has the authority and discretion to: select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2018 Equity Incentive Plan; and interpret the 2018 Equity Incentive Plan. The 2018 Equity Incentive Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.

The Compensation Committee may grant an award under the 2018 Equity Incentive Plan as an alternative to or replacement of an existing award under the 2018 Equity Incentive Plan or any other plan of the Company. or any subsidiary, or as the form of payment for grants or rights earned or due under any other plan or arrangement of the Company or its subsidiaries, including the plan of any entity acquired by the Company or any subsidiary.

Eligibility

Employees and directors of, and consultants to, the Company or its subsidiaries are eligible to receive awards under the 2018 Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the 2018 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  At least 95% of all awards under the Plan will be subject to a vesting requirement of at least one year of service following the grant of the award.  Awards under the Plan shall be granted to employees with a minimum vesting schedule of two years and nine months and non-employee directors with a minimum vesting schedule of one year, with the first installment vesting no earlier than the one year anniversary of the date of grant.  The Compensation Committee shall specify the vesting schedule or conditions of each Award. Awards may be granted in any combination of incentive and non-qualified stock options, restricted stock awards and restricted stock units.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. Under the 2018 Equity Incentive Plan, the exercise price may not be less than the fair market value of a Common Share on the date the stock option is granted. Fair market value, for purposes of the 2018 Equity Incentive Plan, means (i) if the stock is listed on a national securities exchange, the closing sales price on such exchange on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the stock is not listed on a securities exchange, "fair market value" will mean a price determined by the Compensation Committee in accordance with Section 422 of the Internal Revenue Code and applicable requirements of Section 409A of the Internal Revenue Code. Further, the Compensation Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Non-Employee directors may only receive non-qualified stock options under the 2018 Equity Incentive Plan. Common shares purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Compensation Committee may from time to time permit, including: (i) by personal, certified or cashier's check, (ii) by tendering Common Shares . owned by the participant in satisfaction of the exercise price, (iii) by a "cashless exercise" through a third party, (iv) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option, or (v) by a combination of the foregoing. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Compensation Committee as set forth in the 2018 Equity Incentive Plan or the award agreement. Prior to their vesting, unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions declared and paid with respect to shares of common stock subject to the restricted stock award.

Restricted Stock Units.   Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no share of common stock is actually issued to the award recipient at the time of grant of a restricted stock unit.  Restricted stock unit awards will be paid in Common Shares, or in the sole discretion of the Compensation Committee determined at the time of settlement, in cash or a combination of cash and shares of stock, and are subject to vesting conditions and other restrictions set forth in the 2018 Equity Incentive Plan or the award agreement.  Participants have no voting rights with respect to any restricted stock units granted under the Plan.  Dividends will not be paid on restricted stock units unless the Compensation Committee determines that dividend equivalent rights may be paid on restricted stock units.

Prohibition Against Repricing of Options. The 2018 Equity Incentive Plan provides that neither the Compensation Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Limitation on Awards under the 2018 Equity Incentive Plan

The maximum number of shares of stock that are available for awards as stock options, restricted stock awards and restricted stock units is 1,700,000.  Awards under the 2018 Equity Incentive Plan may be granted in any combination of shares of restricted stock awards, restricted stock units or stock options, in the discretion of the Compensation Committee, and all stock options may be granted as incentive stock options.

To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the 2018 Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2018 Equity Incentive Plan.

In the event of a corporate transaction involving the Company's stock (including any recapitalization, reclassification, stock split, reverse split, combination or exchange of shares, stock dividend or other distribution payable in capital stock), the number and kind of shares for which grants of stock options, restricted stock, or restricted stock unit awards may be made under the Plan will be adjusted proportionately by the Compensation Committee. In addition, the number and kind of shares for which grants are outstanding will be adjusted proportionately so that the proportionate interest of the grantee immediately following such event will, to the extent practicable, be the same as immediately before such event.  In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options, restricted stock awards and restricted stock units.

Limitations on Grants to Individuals

The maximum number of shares of stock that may be subject to stock options, restricted stock units or restricted stock awards granted to any employee or non-employee director in any calendar year shall be 500,000 shares.

Vesting of Awards

The Compensation Committee will specify the vesting schedule or conditions of each award.  At least 95% of all awards under the 2018 Equity Incentive Plan will be subject to a vesting requirement of at least one year of service following the grant of the award.  Awards under the 2018 Equity Incentive Plan shall be granted to employees with a minimum vesting schedule of two years and nine months and non-employee directors with a minimum vesting schedule of one year, with the first installment vesting no earlier than the one year anniversary of the date of grant, subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including in the event of death, disability, retirement or involuntary termination following a change in control.  The Compensation Committee will have the authority and discretion to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

Change in Control

Unless otherwise stated in an award agreement, upon the involuntary termination by the Company or a subsidiary (other than termination for cause) or the termination of employment by a participant for good reason following a change in control, all outstanding options then held by a participant will become fully exercisable and all restricted stock awards and restricted stock units shall be fully earned and vested. For the purposes of the 2018 Equity Incentive Plan, a change in control occurs when (a) the Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation; (b) any person or persons acting in concert has or have become the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company's or the Bank's voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities; (c) during any period of two consecutive years, individuals who constitute the Company's or the Bank's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's or the Bank's Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or (d) the Company or the Bank sells to a third party all or substantially all of its assets. Notwithstanding the foregoing, in the event that an Award constitutes deferred compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Internal Revenue Code Section 409A, as in effect at the time of such transaction.

Forfeiture

The Compensation Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon certain events, including termination of employment for cause; termination of the provision of services to the Company or any subsidiary; any violation of material Company or subsidiary policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the participant; or any other conduct that is detrimental to the business or reputation of the Company or any subsidiary.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, with any financial reporting requirement under the securities laws, or as a result of misconduct, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company. the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the 2018 Equity Incentive Plan are subject to any clawback policy adopted by the Board of Directors from time to time.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the 2018 Equity Incentive Plan or any award granted under the 2018 Equity Incentive Plan, provided that, except as provided in the 2018 Equity Incentive Plan, no amendment or termination may cause the repricing of a stock option or adversely impair the rights of a participant or beneficiary under an award without the participant's (or affected beneficiary's) written consent. The Board of Directors may not amend the 2018 Equity Incentive Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the plan (other than as provided in the 2018 Equity Incentive Plan), or materially modify the requirements for participation in the 2018 Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Compensation Committee may amend the 2018 Equity Incentive Plan or any award agreement, to take effect retroactively or otherwise, for the purpose of conforming the 2018 Equity Incentive Plan or the award agreement to current or future law, or avoiding an accounting treatment resulting from an accounting pronouncement or interpretation issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the 2018 Equity Incentive Plan or the making of the award affected thereby, which, in the sole discretion of the Compensation Committee, may materially and adversely affect the financial condition or results of operations of the Company.

Duration of Plan

The 2018 Equity Incentive Plan will become effective upon approval by the stockholders at the Meeting. The 2018 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no award may be granted under the 2018 Equity Incentive Plan after the day immediately preceding the ten-year anniversary of the effective date of the 2018 Equity Incentive Plan. The Board of Directors may terminate the 2018 Equity Incentive Plan at any time, provided that any termination of the 2018 Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2018 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

 If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Unit. A participant who has been granted a restricted stock unit will not realize taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and a stock award is issued, the tax consequences for restricted stock awards (see paragraph above) will be realized. A restricted stock unit does not have voting rights or dividend rights. Since stock is not transferred to a participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made under Section 83(b) of the Internal Revenue Code.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy the tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the 2018 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2018 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2018 Equity Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under FASB ASC Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period on the grant date fair value of stock options and other equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

The Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.

The Board of Directors recommends a vote "FOR" the approval of The Bancorp, Inc. 2018 Equity Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

General

The Company is required to provide information regarding the compensation program in place for its Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers. The Company must also provide compensation information for up to two additional individuals who would have been included but for the fact that they were not executive officers at the end of the fiscal year. This discussion refers to the Company's Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers as the "Named Executive Officers" or "NEOs." This discussion should be read in conjunction with the detailed tables and narrative descriptions under "Executive and Director Compensation."

The Compensation Committee is responsible for formulating and presenting recommendations to the Board of Directors with respect to the compensation of the Company's NEOs. The Compensation Committee is also responsible for administering the Company's employee benefit plans, including incentive plans. The Compensation Committee is comprised solely of independent directors.

Executive Summary

The Company's compensation policies are intended to provide appropriate compensation packages to motivate, reward, attract and retain talented and experienced executive officers, and support the management succession plan. The policies are also intended to manage the Company's compensation costs. The primary components of the Company's executive compensation program have historically been base pay and equity-based compensation. In 2017, the Compensation Committee awarded cash bonuses to several NEO's to balance base salary and equity compensation with short term incentives. The Compensation Committee generally determines compensation amounts for individual NEOs for 12 month periods beginning on particular review dates.

In 2017, the Compensation Committee determined that a return on equity in excess of 11% was achieved, after exclusion of the impact of a change in federal tax law which required the reversal of deferred tax assets and did not impact pre-tax income, which was the primary consideration. A five year history of pre-tax income for continuing operations shown under "Determination of Compensation Amounts" below, shows that 2017 income was approximately double the highest income in any of the most recent five years. The Compensation Committee considered that this turnaround from a loss in 2016 exceeded the Board of Directors' budget expectations. The Compensation Committee concluded that this performance warranted additional compensation for certain officers in addition to base salary, as an incentive to sustain and further increase profitability, especially return on equity. The Compensation Committee determined the amount of the equity compensation and bonuses based on the specific efforts and accomplishments of the officers to whom they were awarded. The Compensation Committee noted several additional factors in granting the equity compensation and cash bonuses. Pre-tax income had been increased through expense reductions and non-interest expense was reduced by 22% in 2017 compared to 2016. In addition to permanent reductions in staffing in certain areas, the Compensation Committee determined that these reductions are sustainable because the Company's organizational structure had been made more efficient by eliminating certain levels of management within the organization and consolidating others. These efforts were reflected in an increase in revenue per employee from approximately $219,000 in 2016 to $377,000 in 2017, a 72% increase.  Renegotiation or termination of significant data processing contracts and leases also resulted in long term savings which should also support sustainability of earnings gains. Additionally, the BSA lookback contract which had disproportionately increased expense in 2016 and prior years was fully concluded, partially as a result of additional management and staff efforts. Notwithstanding the personnel changes, revenue momentum was strong and loan growth for security backed lines of credit (SBLOC), leasing and small business lending were increased 16%, 9% and 9%, respectively, by year end 2017 over the prior year. Net interest margin grew in excess of 18% reflecting that loan growth.  The prepaid division grew fee income, and the value of its low cost prepaid deposits increased as the Federal Reserve increased rates to a more normalized rate environment.

 The Compensation Committee concluded that based on these results, since the Chief Executive Officer's June 2016 hire date, actual performance had exceeded related budgetary expectations. The new Chief Executive Officer's proven success in growing revenues while achieving operational efficiency and reducing expenses at previous institutions, had been duplicated with a relatively quick turnaround for the Company. Additionally, qualitative Compensation Committee expectations had also been satisfied, as the Chief Executive Officer acted to reduce risk in a number of key areas. The foreign prepaid operations were sold in 2017 as were remaining health savings accounts, both of which significantly reduced operational and compliance risk. The improvement in the financial parameters noted above validated the Compensation Committees initial compensation package required to engage Mr. Kozlowski in 2016. The Compensation Committee concluded that they also warranted additional equity and cash bonus compensation in 2017, although at a significantly reduced level.

In establishing compensation for the Company's NEOs, the Compensation Committee focuses on performance-based compensation ("pay for performance") and weights cash bonuses and stock option and restricted stock grants accordingly. The Compensation Committee utilizes criteria which it believes will create long term shareholder value and is forward looking. It evaluates the overall performance of the Company, the performance of the Company relative to the performance of the national and regional economies, the performance of the Company in comparison with its peers and the contributions of the respective NEOs to the Company's performance. Base salary reflects ongoing performance and level of achievement. In addition, the Compensation Committee evaluates the NEOs' base salary relative to the base salary paid for similar positions within a peer group of institutions, seeking to maintain a competitive advantage in light of the NEO's performance. The Compensation Committee believes that, by focusing on a NEO's overall performance rather than pre-set criteria, the Company substantially lessens the risk of an NEO taking actions to increase his or her compensation without due regard for potential adverse impacts on the Company.

Stockholder Outreach

Throughout 2017, senior management of the Company actively engaged in numerous meetings with shareholders which as a group held more than 50% of the Company's Common Shares, to obtain input on topics such as the Company's performance and executive compensation. The Company encourages shareholders to contact it at any time to discuss these and any other topics of importance to them. The Chief Executive Officer and Chief Financial Officer are the primary Company officers who meet with shareholders and their representatives. Other officers are also made available as requested by shareholders. Shareholders expressed concerns in early 2017 relating to executive compensation in view of the Company's 2016 financial performance. Based upon continuing shareholder engagement throughout the year, the Company believes there is a more positive view of executive compensation resulting from improvement in 2017 quarterly and annual results. Additionally, shareholders requested transparency with respect to the internal financial targets that management and the Board of Directors use to evaluate their performance. Shareholders also expressed the view that the attainment or non-attainment of these parameters should be considered in the evaluation of executive compensation. The new CEO shared this view toward transparency and the Company began publishing near term and multi-year objectives on its website. Additionally, the Compensation Committee will compare these parameters to actual results in future executive compensation evaluations. A description of these parameters and the Compensation Committee's consideration thereof appear under the "Looking Forward" section below.

Compensation Objectives and the Focus of Compensation Awards

The Compensation Committee believes that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. Executive officers are rewarded in order to attract and retain highly qualified individuals and to motivate them to perform in a manner that maximizes corporate performance.

The Company's executive compensation program consists of three elements to reward and motivate its executive officers in line with the Compensation Committee's objectives described above:

•	base salary;

•	cash bonuses; and

•	long-term equity incentives reflected in grants of stock options, restricted stock awards and phantom units.

Generally, the Compensation Committee annually reviews the Company's mix of short-term performance incentives versus longer-term incentives.  It primarily focuses compensation on base salary and equity incentives with additional consideration for cash bonuses. The Compensation Committee has not established set percentages of short-term versus long-term incentives. Instead, it looks to provide a reasonable balance between those incentives and base salary. The Compensation Committee's policy for allocating between long-term and currently paid compensation is to set base compensation at levels adequate to attract and retain personnel, while providing incentives to maximize long-term shareholder value for the Company and its stockholders. As discussed in "Specific Elements of the Compensation Program," below, the Company provides cash compensation in the form of base salary to meet competitive salary norms. The Company also provides non-cash equity compensation to align this form of compensation with shareholder interests and the Company's long-term strategic goals. Cash bonuses are considered by the Committee to provide a shorter term incentive which may align with competitive norms, acknowledge and reward specific accomplishments and assist in compensation expense management. As a result of performance generally in years prior to 2017, cash bonuses were not paid. As a result of improved earnings, especially in pre-tax income reflecting revenue growth and sustainable expense reductions, cash bonuses were paid to selected named executive officers in 2017. The cash bonuses reflected specific successful efforts on the part of those officers in revenue generation and expense reduction. The revenue generation and expense reduction combined to substantially increase income before taxes in 2017 as shown in "Determination of Compensation Amounts" below.

The Compensation Committee also "benchmarks" the Company's compensation programs to a peer group of banking institutions based upon its review of financial statements and other publicly available data. Compensation was reviewed in 2017 as described in "Determination of Compensation Amounts".  In 2017, as a result of the specific improvements in profitability and expense management, equity grants and cash bonuses were awarded to certain named executive officers. Base salary increases were made to certain officers with the rationales and conclusions noted in "Determination of Compensation Amounts".  No cash bonuses were paid in 2016 and equity awards were made to certain named executive officers in that year. No equity awards or cash bonuses were made in 2015 as the Compensation Committee did not review the NEOs' compensation in that year.  In 2017, the Compensation Committee utilized regional banks with total assets in the $4.9 billion to $6.9 billion range as a peer group for the Chief Executive Officer. The Company's total assets fell at the lower end of total assets of this group as of December 31, 2016, as four of these peers exceeded $6 billion in total assets. However, the Compensation Committee also considered the added complexity and earnings stream resulting from the payments line of business unique to the Company. While the Company's payment processing business differentiates it from these institutions, this peer group represented one source for comparisons. The level of an institution's total assets and its regional location are primary factors the Compensation Committee considered in establishing the peer group. The peer group institutions and total CEO compensation are as follows : The Dime Savings Bank- $1,768,326, S&T Bancorp-$1,538,460, Flushing Financial (Flushing Savings)-$2,223,185, TrustCo Bank-$1,931,613, WSFS Financial-$1,216,501 and Beneficial Mutual-$8,628,545.  Of the six peers, five had CEOs whose total compensation exceeded the total compensation for the Company's CEO, which amounted to $1,513,106 in 2017. For the other NEOs, the Compensation Committee utilized a survey which generally includes more than twenty five comparative institutions. The Company did not utilize an outside compensation consultant in assessing compensation.

Although considerable knowledge about the competitiveness of the Company's compensation programs is gained through the benchmarking process, the Compensation Committee recognizes that each financial institution is unique and that significant differences in executive compensation practices exist. The Compensation Committee believes that the combination of short and long-term compensation that the Company provides fulfills its objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives. The Compensation Committee also believes that the Company's incentive programs appropriately reward performance to achieve profitability and growth while at the same time allowing the Company to maintain controls over its compensation costs.

Compensation Methodology

The Compensation Committee ordinarily determines compensation amounts for individual NEOs for 12 month periods. The Chief Executive Officer typically provides the Compensation Committee with key elements of both the Company's and the NEOs' (other than the Chief Executive Officer's) performance as well as recommendations to assist it in determining compensation levels. The Compensation Committee determines the amount of equity awards and cash bonuses, if any, at its discretion and reviews the prior year's performance during the first quarter of each year except for 2015 when no review was performed.

Specific Elements of the Compensation Program

Below are the specific elements of the Company's compensation program for executive officers.

Base Salary. The Company believes that it is important to maintain a competitive salary structure in order to retain its existing qualified executive officers and a base pay structure consistent with similarly situated executives at similarly sized banking institutions. The Company believes that a key objective of its salary structure is to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average, taking into account the Company's and the individual's performance.  For 2017, the annual base salaries of the Chief Executive Officer, Chief Administrative Officer and Chief Operating Officer were, respectively, $900,000, $400,000 and $300,000. These officers were hired in June 2016 and their annual salaries were unchanged in 2017. The Chief Financial Officer's annual salary of $308,077 in 2016 was increased to $310,000 in 2017, an increase of approximately 1%. The salary for Mr. Kuiper, Head of Payment Solutions, of $494,927 in 2016 was increased to $600,000 annually for 2017. The increase reflected the significantly increased value of the low cost deposits generated by Mr. Kuiper as the rate environment continued to normalize, the 25% compound growth of fee income over an extended multiyear period. Further, merchant acquiring and ACH, which had previously reported to another officer, had been successfully integrated into his department. A chart comparing 2017 base salary to 2016 is as follows:

Name	Principal Position	Annualized Base Salary 2016 ($)	Base Salary 2017 ($)	Percentage Increase
Damian Kozlowski	Chief Executive Officer	900,000	900,000	0%
Paul Frenkiel	Chief Financial Officer	308,077	310,000	1%
Jeremy L. Kuiper	Head of Payment Solutions	494,927	600,000	21%
John Leto	Chief Administrative Officer	400,000	400,000	0%
Hugh McFadden	Chief Operating Officer	300,000	300,000	0%

Base salaries are paid to executive officers on a bi-weekly basis, and are generally reviewed annually by the Compensation Committee as described in "Compensation Methodology," above. The Compensation Committee determines if any base pay changes should be made for executive officers. Base pay change, if any, is normally determined after considering:

•	the executive's total itemized compensation for the prior year;

•	the executive's current base pay position relative to the peer group;

•	the Company's performance and the individual's contribution to that performance for the prior year; and

•	national and regional economic conditions, their effect upon the Company and how the executive has dealt with them within his or her area of responsibility.

For 2017, there were base salary increases to specified NEOs as described in "Determination of Compensation Amounts" and specified NEOs received increases in 2016.  In 2015 the Compensation Committee awarded no increases in base salary.

Cash Bonus.  In determining whether a bonus award for one or more NEOs would be appropriate, the Compensation Committee considers the Company's financial performance, including return on equity, net income, return on assets, the efficiency ratio and earnings per share and would particularly focus on the contribution made to the Company by the NEO under consideration. As with base salary, the Compensation Committee also considers national and regional economic conditions. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to annual bonuses for the other executive officers, based on their respective contributions to the performance of the areas for which they are responsible. As a result of improved financial performance in 2017, cash bonuses were awarded, but none were awarded in either 2016 or 2015. The primary factor in the cash bonus awards in 2017 was the significant increase in pre-tax income as shown in the chart under "Determination of Compensation Amounts" below. The pre-tax income from continuing operations for 2017 increased to approximately $40 million and was approximately double the highest pre-tax income in the most recent  five year period. The Compensation Committee also considered the cash bonus as a percentage of base salary. For the Chief Executive Officer and Chief Operating Officer, the cash bonus represented approximately 33% of base salary and for the Chief Administrative Officer it represented 25% of base salary. The cash bonus for the Head of Payment Solutions amounted to 50% of his base salary. The higher percentage reflected recognition for the $53 million fee revenue in 2017 and a 25% historical compounded rate of growth in such revenue for an extended multiyear period. As with the other executive officers, the Head of Payment Solutions had not been paid a cash bonus in 2016 or 2015.

Long-Term Incentive Compensation. Long-term incentives are provided to executive officers through the 2013 Plan and similar prior plans. The plans permit the grant of stock options, restricted stock awards, stock appreciation rights and phantom units. Stock options are granted to executive officers at exercise prices equal to the then current market price of the Company's Common Shares. Options and restricted stock awards under the 2013 Plan are granted on a discretionary basis taking into account the Company's financial performance and each executive's contribution to such performance. Overall, the objective of long-term incentive compensation awards is to tie the interests of executive officers directly to increases in stockholder value.  In 2017, awards were made as described in "Determination of Compensation Amounts" and in 2016 awards were made to specified officers. There were no awards granted in 2015. For the Chief Executive Officer and Chief Operating Officer, the Compensation Committee concluded that the grant would be based upon a dollar amount equivalent to the cash bonus as discussed above.  For the Head of Payment Solutions, the Compensation Committee had concluded that it was in the best interests of shareholders to grant a significant ownership position, due to the related $53 million fee income stream, which had grown at a 25% compounded growth rate. For the Chief Administrative Officer, the grant reflected a commitment made at the time of hire in June 2016, to replace foregone equity at another institution.

Compensation Risk Analysis

As a financial holding company regulated by the Federal Reserve Bank, which has a subsidiary bank regulated by the FDIC and the State of Delaware, the Company adheres to defined risk guidelines, practices and controls to ensure the safety and soundness of the institution.  The Company's management and Board of Directors conduct regular reviews of its business to ensure that it is operating within appropriate regulatory guidelines and with appropriate practices, supplemented by its internal audit function.

During 2017, the Compensation Committee reviewed the Company's compensation practices to determine that (1) base salaries are appropriately competitive in light of overall compensation; (2) the Company's use of equity grants provides appropriate long term incentives; (3) the Company offered an appropriate mix of cash and equity compensation to facilitate the alignment of the interests of the Company's senior executives with those of the Company and its stockholders; and (4) cash bonuses are balanced with other compensation to incent financial performance and safety and soundness while managing compensation expense.  In light of regulatory releases, the ultimate goal of the review was to assess the design, governance, policies and procedures of the Company's compensation structure to ensure that, as designed and executed, it does not motivate excessive risk-taking that could adversely impact the long-term value of the Company.

After conducting the review, the Compensation Committee concluded that the Company's incentive programs do not motivate or encourage unnecessary or excessive risk taking.  This conclusion reflected a review of the Company's structure to determine that credit and other new business approvals are independent of new business efforts.  Other factors, such as fostering an appropriate risk management culture, were also considered. The Company will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk taking that could adversely impact the long-term value of the Company.

Determination of Compensation Amounts

  The Compensation Committee did not consider the impact of the 2017 tax law change in its determination of compensation amounts, as the resulting reversal of deferred tax assets was unrelated to management performance. The primary focus of the Compensation Committee was on income before taxes from continuing operations. As shown in the chart below, 2017 income before taxes was approximately double that of the highest amount in the most recent five years. Pre-tax income of approximately $40 million for evaluation of the management team hired in June 2016 reflected a rapid turnaround from the loss in the prior year and was approximately double the highest income amount in the most recent five year period. Pre-tax income had been increased through expense reductions and non-interest expense was reduced by 22% in 2017 compared to 2016. These efforts were reflected in an increase in revenue per employee from approximately $219,000 in 2016 to $377,000 in 2017, a 72% increase.  Renegotiation or termination of significant data processing contracts and leases also resulted in long term savings which should also support sustainability of earnings gains. Additionally, the BSA lookback contract which had disproportionately increased expense in 2016 and prior years was fully concluded, partially as a result of additional management and staff efforts. Notwithstanding the personnel changes, revenue momentum was strong and loan growth for security backed lines of credit (SBLOC), leasing and small business lending were increased 16%, 9% and 9%, respectively, by year end 2017 over the prior year. Net interest margin grew in excess of 18% reflecting that loan growth.  The prepaid division grew fee income, and the value of its low cost prepaid deposits increased as the Federal Reserve increased rates to a more normalized rate environment.

Accordingly it considered that return on equity for 2017 was approximately 11% and return on assets was approximately .9%, excluding the onetime reversal of deferred tax assets. A graph which demonstrates the earnings improvement in 2017 in a five year period is as follows.

Income (loss) before income taxes*
$60,000
$40,000
$20,000
$0
-$20,000
-$40,000
-$60,000
-$80,000
2013
2014
2015
2016
2017
$20,283
$7,292
$6,810
-$69,481
$40,394
*Continuing Operations

The Compensation Committee concluded that continuing operations earnings before taxes should be emphasized in its analysis.  In the first full year for which Mr. Kozlowski served since his June 2016 hire date, income before taxes for continuing operations was almost double the highest previous year in the most recent five year period. The Compensation Committee also noted non-interest expense was reduced by 22% in 2017 compared to 2016. The Compensation Committee determined that these reductions are sustainable for the following reasons.

•	The majority of the staffing reductions were permanent based upon the reassignment of duties to other individuals.

•	The organizational structure had been made more efficient by eliminating certain levels of management within the organization and consolidating others.
•	Notwithstanding the staffing reductions, revenue momentum had been maintained.

The Compensation Committee concluded that based on these results since the Chief Executive Officer's June 2016 hire date, actual performance had exceeded related budgetary expectations. The new Chief Executive Officer's proven success in growing revenues while achieving operational efficiency and reducing expenses at previous institutions, resulted in similar performance at the Company. Additionally, qualitative Compensation Committee expectations had also been satisfied, as the Chief Executive Officer acted to reduce risk in a number of key areas. In addition to the sale of foreign prepaid operations and health savings accounts, he oversaw progress in addressing regulatory issues.

As a result of the Company's progress as described above, especially the increase in pre-tax income illustrated in the chart above, Chief Executive Officer Damian Kozlowski was awarded $300,000 of restricted stock units vesting over three years and a $300,000 cash bonus. His annual base salary of $900,000 was not increased.  In 2016, Mr. Kozlowski's compensation was significantly higher than 2017, as it reflected equity awards which were necessary to hire Mr. Kozlowski. This compensation both in base pay and equity exceeded previous Chief Executive Officers' compensation.  However, Mr. Kozlowski's history of timely profitability improvement, including growing revenue in a safe and sound manner, reducing expenses and resolving regulatory issues, was determined by the Compensation Committee to warrant these compensation levels. The Compensation Committee concluded that performance since Mr. Kozlowski's June 2016 hire date, especially the 11% return on equity while reducing risk within the institution, had validated these levels of compensation. The Compensation Committee concluded that it also warranted his 2017 compensation which nonetheless was significantly reduced.

The Compensation Committee will continue to evaluate Mr. Kozlowski's performance with respect to his multi-year plan which projects increasing profitability in each year.

The compensation level for the Chief Financial Officer, Paul Frenkiel, was determined to be at an appropriate level, and his salary for 2017 increased by 1%.

The base salary of Jeremy Kuiper, the Executive Vice President and Head of Payment Solutions, was increased to $600,000 in 2017 from $495,000 in 2016. Additionally, Mr. Kuiper was awarded $2.1 million of restricted stock units, vesting over three years, and a $300,000 cash bonus. In 2017, the Compensation Committee concluded that it was in the best interests of the Company to award a significant ownership stake in the Company to Mr. Kuiper. The Compensation Committee recognized the key role of the payments business in the financial performance of the Company, as it is the primary driver of non-interest income. The Compensation Committee also recognized Mr. Kuiper's key role in creating and building that franchise over the past ten years. Mr. Kuiper was significantly responsible for building the payments franchise from approximately $8 million in fee revenue in 2009, to approximately $53 million in fee revenue in 2017, a compounded growth rate in excess of 25%. Another significant financial contribution of the payments franchise built by Mr. Kuiper are the low cost and stable deposits generated from these accounts. The economic and market value of these deposits has grown significantly as the Federal Reserve has increased market interest rates, while the cost of funds on these deposits has remained low. Reflecting these low costs, the Company's net interest margin has continued to increase and reached 3% in 2017. The impact of these contributions to fee income and net interest margin had increased significantly, and were reflected in the substantial increases to pre-tax income as shown in the chart above. Additionally, Mr. Kuiper was given additional responsibilities and a leadership position in liquidity and other financial planning. Further, merchant acquiring and ACH, which had previously reported to another officer, had been successfully integrated into his department.

Dr. John Leto, Executive Vice President and Chief Administrative Officer, assumed his position in June 2016. His annual base salary was set at $400,000 per year. He was awarded no bonus or equity compensation in 2016. In 2017, he was awarded $454,196 of restricted stock units, vesting over three years, to replace those he had foregone at another institution, as an incentive to accept employment with the Company. This commitment was made in 2016 when Dr. Leto was hired, with the understanding that the grants would be made the following year after measuring progress to date.  One of Dr. Leto's primary responsibilities was to work closely with the Chief Executive Officer and staff to effectuate significant cost reductions. Dr. Leto implemented changes in the Bank's organizational structures which significantly improved efficiency, by reducing or consolidating certain levels of management and right sizing staffing levels. These efforts were reflected in an increase in revenue per employee from approximately $219,000 in 2016 to $377,000 in 2017, a 72% increase. These reductions in expense had immediate impact on performance and salary expense in 2017 was reduced by $6 million compared to 2016. These indirect measures of progress were validated by their impact on pre-tax income, which increased substantially in 2017, compared to prior years, as shown in the chart above.  These were primary considerations in replacing Dr. Leto's foregone equity, after results of his efforts became apparent, and in the award of a $100,000 cash bonus. Dr. Leto's base salary was not increased in 2017.

Mr. Hugh McFadden, Executive Vice President and Chief Operating Officer, assumed his position in June 2016. His annual base salary was set at $300,000 per year. He was awarded no bonus or equity compensation in 2016. In 2017, he was awarded $100,000 of restricted stock units, vesting over three years, and a $100,000 cash bonus. In addition to significant participation in cost reductions related to operations, Mr. McFadden created an infrastructure which managed all outstanding regulatory issues and made personnel changes necessary to accelerate related progress. Such accelerated progress was acknowledged by the Compensation Committee. Mr. McFadden's contributions were not immediately reflected in financial results. However, the Board of Director's commitment to resolving its regulatory issues and the related progress under Mr. McFadden, warranted this additional compensation.  These were primary considerations in the restricted stock and cash bonus awards. Mr. McFadden's base salary was not increased in 2017.

Looking Forward

Management has identified near term objectives and multi-year objectives in the form of specific performance parameters which the Compensation Committee will utilize in its next annual evaluation of executive compensation. These parameters are on the Company's website on page 3 of its investor presentation and will be updated as appropriate:  http://investors.thebancorp.com/Cache/1001227995.PDF?O=PDF&T=&Y=&D=&FID=1001227995&iid=4054569.

In 2017, actual performance compared to those parameter objectives was as follows.

•	Revenue growth was achieved by an approximate 17% annual growth compared to a near term and multiyear 10% objective.
•	The efficiency ratio* objective was achieved as the annual efficiency ratio was slightly under the 80% near term objective.
•	The multi-year efficiency ratio objective is 65% and additional progress toward lowering the efficiency ratio would be considered in future executive compensation evaluations.
•
Excluding tax considerations relating to tax law changes in 2017, the return on equity near term objective of 5% and multi-year objective of 10% were exceeded. The near term .5% return on assets objective was exceeded with an approximate .9% return on assets after excluding the impact of the 2017 tax law changes.

•
The original expectation for the leverage capital ratio was that an 8.5% ratio would be achieved in 2018. The ratio had been increased from 6.90% to 7.90% between December 31, 2016 and December 31, 2017 which represented satisfactory progress.

*The efficiency ratio is an industry wide measurement of the expenses necessary to derive revenue and lower percentages indicate greater efficiency. It is computed by dividing non-interest expense into the sum of net interest income and non-interest income (less securities gains and other atypical items).

The Compensation Committee also oversees an annual compensation evaluation of the Board of Directors. A survey of twenty four institutions was performed to confirm that Board of Director compensation fell within appropriate peer ranges based on that survey. The Compensation Committee granted equity with a market value at date of grant of approximately $75,000 to independent directors in 2017, to align their interests with other shareholders. The $75,000 was added to cash compensation and that total was compared to the survey of other institutions.

The Compensation Committee reiterated its previously approved compensation recoupment policy as follows:

Compensation Recoupment Policy

The compensation recoupment policy applies if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Compensation Committee will determine, in its discretion, whether (1) NEOs, regardless of whether they were directly responsible for the restatement, or (2) all other recipients of cash-based or equity based incentive compensation who were directly responsible for the restatement, have received any cash-based or equity-based incentive compensation that they would not have been entitled to receive under the restated results. In the event of any future financial restatements, the Audit Committee will evaluate the facts and formally consider whether any compensation recoupment (clawback) from any Company officer is warranted.

The Compensation Committee then will take such actions as it deems necessary or appropriate, depending on all the facts and circumstances as determined during its review, including (i) the recoupment of all or part of any such excess compensation, (ii) recommending disciplinary actions to the Board of Directors, up to and including termination, and/or (iii) the pursuit of other available remedies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above and has discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Walter T. Beach, Chairman
Michael J. Bradley
William H. Lamb

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the NEOs for the years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)(1)	Option Awards ($)(2)	All other compensation ($)(3)	Total

Damian Kozlowski	2017	900,000	300,000	300,000	-	13,106	1,513,106
Chief Executive Officer(4)	2016	501,923	-	2,025,000	867,000	102,199	3,496,122

Paul Frenkiel	2017	310,000	-	-	-	18,595	328,595
Chief Financial Officer/	2016	308,077	-	-	-	18,017	326,094
Secretary	2015	305,000	-	-	-	15,660	320,660

Jeremy L. Kuiper	2017	600,000	300,000	2,070,997	-	22,831	2,993,828
Executive Vice President/	2016	494,927	-	540,000	-	20,178	1,055,105
Head of Payment Solutions	2015	458,060	-	-	-	16,687	474,747

John Leto	2017	400,000	100,000	454,196	-	4,017	958,213
Executive Vice President/	2016	184,615	-	-	-	9,464	194,079
Chief Administrative Officer (5)

Hugh McFadden	2017	300,000	100,000	100,000	-	33,190	533,190
Executive Vice President/	2016	150,000	-	-	-	26,664	176,664
Chief Operating Officer (5)

(1)	Reflects the aggregate grant date fair value of stock awards granted during each of the last three fiscal years in accordance with FASB ASC Topic 718. There were no stock awards in 2015.

(2)	Reflects the aggregate grant date fair value of stock options granted during each of the last three fiscal years in accordance with FASB ASC Topic 718. There were no option awards in 2017 or 2015.

(3)
Represents the aggregate dollar amount for each NEO for perquisites and other personal benefits comprised of the Company's contributions to its 401(k) savings plan, insurance premiums and personal use of automobiles. For Mr. Kozlowski, other compensation includes $94,781 for temporary housing in 2016. For Mr. McFadden, other compensation includes $27,622 and $23,842 for temporary housing in 2017 and 2016, respectively.

(4)
Mr. Kozlowski was appointed Chief Executive Officer on May 18, 2016. The 2016 stock and option awards, which vest over three and four years, respectively, represented grants which were made at the time Mr. Kozlowski joined the Company.

(5)	Dr. Leto and Mr. McFadden assumed their positions in June 2016.

Ratio of Chief Executive Officer Pay to Median Pay

For 2017, the Company's last completed fiscal year, the median of the annual total compensation of all employees of the Company, other than the Chief Executive Officer (CEO), was $76,468, and the total compensation of the CEO was $1,513,106, as reported in the Summary Compensation Table above.  Based on this information, for 2017, the CEO's annual total compensation was 19.8 times that of the median of the annual total compensation of all employees.

To identify the median of the annual total compensation of all of the Company's employees, as well as to determine the annual total compensation of the median employee and the CEO, the Company took the following steps:

•
The Company determined that as of the payroll for December 22, 2017, there were 544 employees. This population consisted of the Company's full-time and an insignificant number of part-time workers. Independent contractors were not included in the analysis. December 22, 2017 was selected as the date to identify the "median employee" because it was the last payroll date within the last three months of 2017 and it enabled the Company to make such identification in a reasonably efficient and economical manner.

•
To identify the "median employee", the Company analyzed the salary, wages and overtime pay of all employees, to account for employees who had only worked a portion of the year. It also considered additional compensation consisting of 401(k) matches and health insurance. Since less than 10% of Company employees receive equity awards, such awards were excluded from the compensation measure.

•
The Company identified its median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Since all Company employees are located in the United States, including the CEO, the Company did not make any cost of living adjustments.

•
Once the median employee was identified, the Company combined the elements of such employee's compensation for 2017 in accordance with the requirements of Item 402(C)(2)(x) of Regulation S-K, resulting in total compensation of $76,468. The difference between such employee's salary, wages and overtime pay and the employee's annual total compensation represents the estimated value of health care benefits which were estimated at $7,400 per employee, which includes coverage for dependents.  The Company's 401(k) match was also included in the compensation analysis.

•
With respect to the total annual compensation of the CEO, the Company used the amount reported in the "Total" column of the Summary Compensation Table above and incorporated by reference under Item 11 of Part III of the Annual Report.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Fair Market Value on Date of Grant ($/Share)	Grant Date Fair Value of Stock and Option Awards
Damian Kozlowski	2/3/17	59,288	-	5.06	300,000
Paul Frenkiel	-	-	-	-	-
Jeremy Kuiper	2/3/17	409,288	-	5.06	2,070,997

John Leto	2/3/17	89,762	-	5.06	454,196

Hugh McFadden	2/3/17	19,762	-	5.06	100,000

Equity Compensation Plan Information

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and right	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
1999 Omnibus plan	255,000	$9.63	-
2005 Omnibus plan	212,750	$7.81	-
Stock option and equity plan of 2011	684,875	$8.63	462,352
Stock option and equity plan of 2013	1,564,454	$6.75	269,880
Total	2,717,079	$8.30	732,232

* All plans have been approved by shareholders.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the current holdings by the Company's NEOs of stock options and stock awards that have not vested.

			Option Awards(1)			Stock Awards
Name	Grant Date	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Options exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2) (#)	Market value of shares or units of stock that have not vested(3) ($)

Damian Kozlowski	06/01/2016	75,000	225,000	6.75	06/01/2026	-	-
	06/01/2016	-	-	-	-	200,000	1,976,000
	02/03/2017	-	-	-	-	59,288	585,765
	Total	75,000	225,000	-	-	259,288	2,561,765

Paul Frenkiel	05/07/2010	25,000	-	7.81	05/06/2020	-	-
	12/24/2010	38,000	-	9.84	12/24/2020	-	-
	08/11/2011	38,000	-	7.36	08/11/2021	-	-
	01/25/2012	40,000	-	8.50	01/25/2022	-	-
	01/23/2013	20,000	-	10.45	01/23/2023	-	-
	Total	161,000	-	-	-	-	-

Jeremy L. Kuiper	05/07/2010	25,000	-	7.81	05/06/2020	-	-
	12/24/2010	34,000	-	9.84	12/24/2020	-	-
	08/11/2011	34,000	-	7.36	08/11/2021	-	-
	01/25/2012	40,000	-	8.50	01/25/2022	-	-
	01/23/2013	20,000	-	10.45	01/23/2023
	01/29/2016	-	-	-	-	80,000	790,400
	02/03/2017	-	-	-	-	409,288	4,043,765
	Total	153,000	-	-	-	489,288	4,834,165

John Leto	02/03/2017	-	-	-	-	89,762	886,849
	Total	-	-	-	-	89,762	886,849

Hugh McFadden	02/03/2017	-	-	-	-	19,762	195,249
	Total	-	-	-	-	19,762	195,249

	Total	389,000	225,000	-	-	858,100	8,478, 028

(1)	All options listed vest at a rate of one fourth per year over a period of four years from grant date.
(2)	All stock awards listed vest at a rate of one third per year over three years.
(3)	Market value is based on the closing market price of the Company's common stock on December 31, 2017, which was $9.88.

Option Exercises and Stock Vested

The following table provides information for the Company's NEOs regarding stock vested and options exercised in 2017.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Damian Kozlowski	100,000	617,000
Paul Frenkiel	2,500	17,375
John Leto	-	-
Hugh McFadden	-	-
Jeremy L. Kuiper	42,500	310,175

* No options were exercised in 2017.

Director Compensation Table

The following table provides information concerning the compensation of the Company's non-employee directors for fiscal 2017. Directors who are employees or officers of the Company receive no compensation for their services as members of the Board of Directors or any committees. Each non-employee director received an annual cash compensation of $75,000, paid quarterly.  In addition to that compensation, each non-employee director also receives $500 for each meeting of a committee of the Board of Directors he or she attends; the Chairman of the Audit Committee and the Chairman of the Risk Oversight Committee receives $1,500 for each committee meeting attended; and the chairmen of the other committees receive $1,000 for each committee meeting attended. The independent lead director, Michael J. Bradley, receives additional annual cash compensation of $20,000 per annum. The Compensation Committee granted equity with a market value at date of grant of $75,900 to independent directors in 2017, to align their interests with other shareholders.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Walter T. Beach Michael J. Bradley John C. Chrystal(1) Daniel Cohen(2) Matthew Cohn John M. Eggemeyer Hersh Kozlov William H. Lamb James J. McEntee Mei-Mei Tuan	80,000 116,000 247,500 680,000 78,500 75,000 82,000 82,000 96,000 88,000	75,900 75,900 75,900 - 75,900 75,900 75,900 75,900 75,900 75,900	- - - - - - - -	155,900 191,900 323,400 680,000 154,400 150,900 157,900 157,900 171,900 163,900

(1)
Mr. Chrystal has an expanded role on the Board of Directors and serves as Vice Chairman. His compensation is comprised of meeting fees and an additional cash award of $150,000 for additional time requirements in the committees which he oversees, including his service as financial expert on the Audit Committee.

(2)
Mr. Cohen's compensation as Chairman of the Board and for his role in the management of the commercial mortgage backed loan origination and securitization division of the Bank is comprised of salary of $300,000 per year and an additional cash award of $380,000 paid in 2017.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Annual Report on Form 10-K"):

(1)	the Audit Committee reviewed and discussed the audited financial statements included in the 2017 Annual Report on Form 10-K with the Company's management;

(2)	the Audit Committee discussed with the Company's independent registered public accounting firm, Grant Thornton LLP ("Grant Thornton"), the matters required to be discussed by Auditing Standard 16;

(3)
the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton's independence; and

(4)
based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's 2017 Annual Report on Form 10-K.

The Audit Committee of the Board of Directors of the Company has provided this report. This report shall not be deemed to be filed under, nor shall it be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Michael J. Bradley, Chairman
Walter T. Beach
Matthew Cohn

PROPOSAL 4. APPROVAL OF ACCOUNTANTS

The Board of Directors unanimously recommends that the stockholders approve the selection of Grant Thornton LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2017. Representatives of Grant Thornton are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company's last two fiscal years.

Audit Fees

	2017	2016
Audit Fees (1)	$912,525	$800,000

Tax Fees (2)	56,699	57,000

Total	$969,224	$857,000

(1)
Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company's consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2)	Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning in 2017 and 2016.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in rule 2-01(c)(7)(i)(C) under the Exchange Act are met. None of the audit-related and tax services described above were subject to this Rule and the approval procedures set forth therein. All services provided to the Company by Grant Thornton in 2017 and 2016 were pre-approved by the Audit Committee.

The Board of Directors unanimously recommends a vote "FOR" the selection of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Rule 14a-8 the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder's proposal to be included in a public company's proxy materials.  Proposals submitted for inclusion in the Company's proxy statement for its 2019 annual meeting of stockholders must be received by the Company's Secretary on or before the close of business December 7, 2018. Additionally, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on a stockholder proposal received before February 20, 2019, if we briefly describe the matter in the proxy statement and how management's proxy holders intend to vote on it, or if the stockholder does not comply with the requirements of Rule 14a-4(c) (2) under the Securities Exchange Act of 1934.

Stockholders who wish to submit their recommendations for director candidates to the Nominating and Governance Committee should send their written recommendation to the Company's executive offices, The Bancorp, Inc., and Attention: Nominating and Governance Committee Chairman, 409 Silverside Road Suite 105, Wilmington, Delaware 19809. These stockholders must represent that they are stockholders of the Company and will remain so through the date of the relevant annual meeting of stockholders of the Company and include the written consent of the person so recommended to serve as a director if nominated and elected and to provide such information as the Nominating and the Governance Committee may request, as well as a description of the nominee's background and qualifications. All stockholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the annual meeting of stockholders to be held in 2019, if submitted as described above by December 7, 2018.

STOCKHOLDER OUTREACH

The Company's Board of Directors and management value direct interaction and communication with stockholders.  In 2017, senior management held in excess of 70 meetings and conference calls with most of the Company's major stockholders.  Although some investors have a policy of not meeting directly with management, management was successful in speaking directly with stockholders holding, in total, in excess of 50% of the Company's outstanding common stock. The Company uses these meetings to obtain feedback from its stockholders about areas important to them; including the Company's business model, performance, corporate governance, compensation practices and other investor topics. In engagement with shareholders of the Bank, concerns in early 2017 were expressed relating to executive compensation in view of the 2016 financial performance. Based upon continuing shareholder engagement throughout the year, we believe there is a more positive view of executive compensation resulting from improvement in 2017 quarterly and annual results. In the "Compensation Discussion and Analysis", the Compensation Committee has described the Company's additional actions to address stockholder feedback related to executive compensation. The Company maintains a stockholder relations department headed by Andres Viroslav, and the Company encourages you to call either him at 215.861.7990 or its corporate secretary and chief financial officer, Paul Frenkiel at 302.385.5122 for your feedback and financially-related or other questions.

Appendix A

2018 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1 Purpose, Effective Date and Term.  The purpose of The Bancorp, Inc. 2018 Equity Incentive Plan (the "Plan") is to promote the long-term financial success of The Bancorp, Inc. (the "Company"), and its Subsidiaries, including The Bancorp Bank (the "Bank"), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company's stockholders through the ownership of additional common stock of the Company.  The "Effective Date" of the Plan shall be the date the Plan satisfies the applicable stockholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2 Administration.  The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), in accordance with Section 5.1.

Section 1.3 Participation.  Each Employee, Consultant or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a "Participant" in the Plan.  The grant of Awards shall be limited to Employees, Consultants and Directors of the Company or any Subsidiary.

Section 1.4 Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

 Section 2.1                                             General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a) Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an "ISO") that is intended to satisfy the requirements applicable to an "Incentive Stock Option" described in Code Section 422(b), or a Non-Qualified Stock Option (a "Non-Qualified Option") that is not intended to be an ISO; provided, however, that no ISOs may be granted (i) after the day immediately prior to the ten‑year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company's Stock multiplied by the number of Restricted Stock Units being settled.

Section 2.2 Stock Options.

(a) Grant of Stock Options.  Each Stock Option shall be evidenced by an Award Agreement that shall specify (i) the number of Stock Options covered by the Award; (ii) the date of grant of the Stock Option; (iii) the vesting period or conditions to vesting; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service, as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions.  A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The "Exercise Price" of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier's check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c) Prohibition of Cash Buy-Outs of Underwater Stock Options.  Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without shareholder approval.

Section 2.3 Restricted Stock Awards.

(a) Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service, as the Committee may, in its discretion, prescribe.  All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with The Bancorp, Inc. dated [Date], made pursuant to the terms of The Bancorp, Inc. 2018 Equity Incentive Plan, copies of which are on file at the executive offices of The Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants' ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions.Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)
Dividends.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be delayed and distributed to the Participant at the time that the Restricted Stock vests.  The Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.  Similarly, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in the Restricted Stock Award.   Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.

(ii)
Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and the voting rights shall be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Restricted Stock shall not be tendered.

(iv) The Committee may, in connection with the grant of Restricted Stock Awards, condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

Section 2.4 Restricted Stock Units.

(a)                    Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall specify (i)  the number of Restricted Stock Units covered by the Award; (ii)  the date of grant of the Restricted Stock Units; (iii)  the restriction period (or vesting period) or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Services, as the Committee may, in its discretion, prescribe.  Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

 (i) A Restricted Stock Unit shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose any conditions and/or restrictions on any Restricted Stock Unit granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit and time-based restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii) The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units need not be the same with respect to each recipient.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant's continued Service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units.  No dividends shall be paid on Restricted Stock Units.  In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units.

Section 2.5 [Reserved].

Section 2.6 Vesting of Awards.

The Committee shall specify the vesting schedule or conditions of each Award.  Awards under the Plan shall be granted to Employees with a minimum vesting schedule of two years and nine months and non-Employee Directors with a minimum vesting schedule of one year, with the first installment vesting no earlier than the one year anniversary of the date of grant.  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant's death, Disability, Retirement or Involuntary Termination following a Change in Control).  Notwithstanding anything to the contrary herein, except to the extent specified in Section 4.1(c), at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award.

Section 2.7 Deferred Compensation.

If any Award would be considered "deferred compensation" as defined under Code Section 409A ("Deferred Compensation"), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant's acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8 Prohibition Against Option Repricing.

Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company's stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option's in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.9 Effect of Termination of Service on Awards.

The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a) Upon a Participant's Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c) Upon Termination of Service for reason of Retirement, Disability or death: (i) vested Stock Options shall remain exercisable for a period of one (1) year from the date of Retirement, Disability, or death, or if sooner, until the expiration of the Stock Option term, (ii) all Stock Options, Restricted Stock Awards and Restricted Stock Units shall, to the extent not fully vested, become one-hundred percent (100%) vested on the one year anniversary of the date of Termination of Service (since the one year vesting period coincides with the one year permitted exercise period, notice of exercise shall be provided prior to the expiration of the one year period following termination, with exercise permitted immediately after the one year period) provided that no Stock Option will become vested after the expiration of its term,; (iii) provided, further, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three months of Termination of Service.

(d) Upon Termination of Service for reason of Disability or death, Restricted Stock Awards that are subject to the satisfaction of specific performance measures shall vest at the date of death or Disability, based on the period of the Participant's active employment and assuming achievement of the performance measures at the target level.

(e) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(f) Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

(g) Notwithstanding the foregoing, for so long as the Bank may be designated as being in troubled condition by its primary Federal banking regulator, no Awards under this Plan that would be subject to 12 C.F.R. Part 359 shall be granted without the prior approval of the Company's primary Federal banking regulator with the concurrence of the Federal Deposit Insurance Corporation.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1 Available Shares.

The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,700,000 shares of Stock.  Subject to the limitations in Section 3.2(b), Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available.  For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of shares of Stock issued rather than by the net number of shares of Stock issued.

Section 3.3 Individual Share Limitations.

(a) Stock Options.  The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one Employee or non-Employee Director pursuant to Section 3.2 during any calendar year shall be 500,000.

(b) Restricted Stock Awards and Restricted Stock Units.  The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards or Restricted Stock Units granted to any one Employee or non-Employee Director pursuant to Section 3.2 during any calendar year shall be 500,000.

(c) The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options, Restricted Stock Awards and Restricted Stock Units, respectively, granted under the Plan which remain outstanding shall be converted into Stock Options, Restricted Stock Awards and Restricted Stock Units, as applicable, to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units, as applicable, under this Plan and reflecting the same economic benefit (for Stock Options, as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units, as applicable, be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange: (i) for Stock Options, a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an "Underwater Stock Option") in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder, and (ii) for Restricted Stock Awards and Restricted Stock Units, as applicable, a cash payment per share of Stock equal to the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization.

Section 3.5 Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b) Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control.  Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control or severance agreement entered into by and between the Company and/or the Bank and an Employee:

(a)  At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).  All Stock Options may be exercised for a period of one year following the Participant's Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following such Involuntary Termination.  To the extent not specified herein or in the Award Agreement, the Committee shall have the discretion to determine the treatment of outstanding unvested Awards, provided, however, that any such Awards will be deemed earned and shall vest if not assumed by a successor entity.

(b) At the time of an Involuntary Termination at or following Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately.  Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c) In the event of a Change in Control, any performance measure attached to an Award under the Plan shall vest, pro-rata, based on the portion of the performance period occurring and at the "target" level, unless the data supports that the performance measures have been achieved at a higher level than target as of the effective date of the Change in Control, in which case, the Award will vest at such higher level.

(d) Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Awards: the Committee may (i) determine that outstanding Stock Options shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Restricted Stock Awards or Restricted Stock Units shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (iii) determine that Participants holding Restricted Stock Units or Dividend Equivalent Rights shall receive a payment in settlement of such Restricted Stock Units or Dividend Equivalent Rights in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Stock Options in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant's unexercised Stock Options exceeds the Exercise Price of the Stock Options, or (v) after giving Participants an opportunity to exercise their outstanding Stock Options, terminate any or all unexercised Stock Options at such time as the Committee deems appropriate.  Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions.  Additionally, the Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee, as permitted or required by applicable law.

 Section 4.2                                                Definition of Change in Control.

For purposes of this Agreement, the term "Change in Control" shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a) Merger:  The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b) Acquisition of Significant Share Ownership:  A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's or the Bank's Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company's or the Bank's voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c) Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company's or the Bank's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's or the Bank's Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d) Sale of Assets:  The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

 Section 5.1                                            Administration.

The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act.  The Board (or if necessary to maintain compliance with the applicable list of standards, those members of the Board who are "independent directors" under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee.

The administration of the Plan by the Committee shall be subject to the following:

(a) The Committee will have the authority and discretion to select from among the Company's and its Subsidiaries' Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award (subject to the restrictions imposed by Section 2.6 hereof) or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

 (c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(f) The Committee will have the authority to (i) suspend a Participant's right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a "cashless exercise" or "broker-assisted exercise") to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the "Blackout Period"); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

 Section 5.3                                             Delegation by Committee.

Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board the authority to grant Awards under the Plan; or (b) delegating to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee.

As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper.  A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General.

The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4; or (iii) materially modify the requirements for participation in the Plan, unless the amendment under (i), (ii) or (iii) above is approved by the Company's stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes.

Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment or service, and selection as a Participant will not give any Participant the right to be retained in the employ of, or provided services to, the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Stockholder.  Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability.

Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this subparagraph (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant.  A Restricted Stock Unit is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant's Beneficiary.

Section 7.3 Designation of Beneficiaries.

A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation ("Beneficiary Designation").  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity.

Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement.

Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections/Notification Under Code Section 83(b).

Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.  Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b).  If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service.  This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence.

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.

Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy an amount up to a Participant's highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor required for federal, state and local tax withholding by (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the tax withholding in an amount up to a Participant's highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements.

Section 7.9 Action by Company or Subsidiary.

Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors.

All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification.

To the fullest extent permitted by law and the Company's governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.  The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12 No Fractional Shares.

Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13 Governing Law.

The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the State of Delaware, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans.

Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant's employer.  The term "Qualified Retirement Plan" means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity.

If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice.

Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's Corporate Secretary, unless otherwise provided in the Participant's Award Agreement.

Section 7.17 Forfeiture Events.

The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant's provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18 Automatic Exercise.

In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements.  Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 7.19 Regulatory Requirements.

The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20 Clawback Policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1

In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) "10% Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b) "Award" means any Stock Option, Restricted Stock or Restricted Stock Unit or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c) "Award Agreement" means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  The document is referred to as an agreement, regardless of whether a Participant's signature is required.

(d) "Board" means the Board of Directors of the Company.

(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for "Cause," then, for purposes of this Plan, the term "Cause" shall have meaning set forth in such agreement.  In the absence of such a definition, "Cause" means termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f) "Change in Control" has the meaning ascribed to it in Section 4.2.

(g) "Code" means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h) "Consultant" means a non-Employee that performs bona fide services for the Company, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for the Company's securities.

(i) [Reserved].

(j) "Director" means (i) a member of the board of directors of the Company or a Subsidiary; or (ii) a member of an advisory board to the board of directors of the Company or Subsidiary.

(k) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of "Disability" or "Disabled," then, for purposes of this Plan, the terms "Disability" or "Disabled" shall have meaning set forth in such agreement.  In the absence of such a definition, "Disability" shall be defined in accordance with the Bank's long-term disability plan, or in the absence of a long-term disability plan, in accordance with Code Section 409A.  To the extent that an Award hereunder is subject to Code Section 409A, "Disability" or "Disabled" shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(l) "Disinterested Board Member" means a member of the Board who (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(m) "Dividend Equivalent Rights" means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

(n) "Employee" means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o) "Exchange" means any national securities exchange on which the Stock may from time to time be listed or traded.

(p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(q) "Exercise Price" means the price established with respect to a Stock Option pursuant to Section 2.2.

(r) "Fair Market Value" on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, "Fair Market Value" shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

(s)  A termination of employment by an Employee shall be deemed a termination of employment for "Good Reason" as a result of the Participant's resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)                 a material diminution in the Participant's base compensation;

(ii)               a material diminution in the Participant's authority, duties or responsibilities;

(iii)              a change in the geographic location at which the Participant must perform his duties that is more than twenty-five (25) miles from the location of the Participant's principal workplace on the date of this Agreement; or

(iv)               in the event a Participant is a party to an employment, change in control or similar agreement that provides a definition for "Good Reason" or a substantially similar term, then the occurrence of any event set forth in such definition.

(t) "Immediate Family Member" means with respect to any Participant (i) any of the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant's household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(u) "Involuntary Termination" means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(v) "ISO" has the meaning ascribed to it in Section 2.1(a).

(w) "Non-Qualified Option" means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(x) "Participant" means any individual who has received, and currently holds, an outstanding Award under the Plan.

(y) [Reserved].

(z) "Restricted Stock" or "Restricted Stock Award" has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(aa)              "Restricted Stock Unit" has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(bb)             "Restriction Period" has the meaning set forth in Section 2.4(b)(iii).

(cc)             "Retirement" means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the  board of directors under the charter, or if there are no age limitations for serving as a Director, then age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased.  A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the board(s) of directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such board(s) of directors of the non-Employee Director's intention to retire.  A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.

(dd)              "SEC" means the United States Securities and Exchange Commission.

(ee)              "Securities Act" means the Securities Act of 1933, as amended from time to time.

(ff)               "Service" means service as an Employee or non-Employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.  Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(gg)              "Stock" means the common stock of the Company, $0.01 par value per share.

(hh)              "Stock Option" has the meaning ascribed to it in Section 2.1(a) and 2.2.

(ii) "Subsidiary" means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(jj) "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

 (i) The Participant's cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

 (ii) The Participant's cessation as an Employee shall not be deemed to occur by reason of the Participant's being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section, to the extent applicable, an Employee's leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

 (iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

 (iv) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of "Separation from Service" as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a "Separation from Service" shall have occurred if the Company or Subsidiary and the Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a "Specified Employee," as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant's Separation from Service.

 (v) With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.  With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(kk)             "Voting Securities" means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor's reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) "indications of time of day mean Eastern Time;

(f) "including" means "including, but not limited to";

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ANNUAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.

May 16, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.	COMPANY NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With
e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at -http://www.snl.com/IRWeblinkX/GenPage.aspx?IID=4054569&gkp=203269

\/    Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.   \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of Directors					FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN	William H. Lamb	☐	☐	☐
Daniel G. Cohen	☐	☐	☐	James J. McEntee lll	☐	☐	☐
Damian Kozlowski	☐	☐	☐	Mei-Mei Tuan	☐	☐	☐
Walter T. Beach	☐	☐	☐	2. Proposal to approve a non-binding advisory vote on the Company's compensation program	☐	☐	☐
Michael J. Bradley	☐	☐	☐	for its named executive officers.
John C. Chrystal	☐	☐	☐	3. Proposal to approve The Bancorp, Inc. 2018 Equity Incentive Plan.	☐	☐	☐
Matthew Cohn	☐	☐	☐
John Eggemeyer	☐	☐	☐	4. Proposal to approve the selection of Grant Thornton LLP as independent public accountants	☐	☐	☐
Hersh Kozlov	☐	☐	☐	for the Company for the fiscal year ending December 31, 2018.

5.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.

May 16, 2018

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at -http://www.snl.com/IRWeblinkX/GenPage.aspx?IID=4054569&gkp=203269

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.   \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of Directors					FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN	William H. Lamb	☐	☐	☐
Daniel G. Cohen	☐	☐	☐	James J. McEntee lll	☐	☐	☐
Damian Kozlowski	☐	☐	☐	Mei-Mei Tuan	☐	☐	☐
Walter T. Beach	☐	☐	☐	2. Proposal to approve a non-binding advisory vote on the Company's compensation program	☐	☐	☐
Michael J. Bradley	☐	☐	☐	for its named executive officers.
John C. Chrystal	☐	☐	☐	3. Proposal to approve The Bancorp, Inc. 2018 Equity Incentive Plan.	☐	☐	☐
Matthew Cohn	☐	☐	☐
John Eggemeyer	☐	☐	☐	4. Proposal to approve the selection of Grant Thornton LLP as independent public accountants	☐	☐	☐
Hersh Kozlov	☐	☐	☐	for the Company for the fiscal year ending December 31, 2018.

5.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Damian M. Kozlowski and Paul Frenkiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the
Common Shares of The Bancorp, Inc. held of record by the undersigned on March 20, 2018, at the
Annual Meeting of Stockholders to be held at 409 Silverside Road, Suite 105, Wilmington,
Delaware 19809, on May 16, 2018, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)